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                                                                    Exhibit 99.1
















                                    FORM OF

                           PERCENTAGE LEASE AGREEMENT

                               DATED AS OF , 1997

                                     BETWEEN

              ----------------------------------------------------

                                    AS LESSOR

                                       AND

                            REALTY HOTEL LESSEE CORP.

                                    AS LESSEE





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                                            TABLE OF CONTENTS
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ARTICLE I............................................................................................  1

           1.1        Leased Property................................................................  1
           1.2        Term...........................................................................  2
           1.3        Building Contracts.............................................................. 3
           1.4        Assignment and Assumption......................................................  3

ARTICLE II...........................................................................................  3

ARTICLE III.......................................................................................... 13

           3.1        Rent........................................................................... 13
           3.2        Payment of Percentage Rent..................................................... 14
           3.3        Confirmation of Percentage Rent................................................ 15
           3.4        Additional Charges............................................................. 16
           3.5        Annual Revenue Projections..................................................... 16
           3.6        Annual Capital Expenditures Budget............................................. 17
           3.7        Capital Expenditure Fund....................................................... 17
           3.8        Application of Capital Expenditure Fund........................................ 18
           3.9        Unbudgeted Capital Expenditures................................................ 18
           3.10       Agent Method for Purchases
                      of Capital Expenditures........................................................ 18

ARTICLE IV........................................................................................... 20

           4.1        Payment of Taxes and Impositions............................................... 20
           4.2        Utility Charges................................................................ 21
           4.3        Insurance Premiums............................................................. 21

ARTICLE V............................................................................................ 21

ARTICLE VI........................................................................................... 22

           6.1        Ownership of the Leased Property............................................... 22
           6.2        Lessee's Personal Property..................................................... 22

ARTICLE VII.......................................................................................... 23

           7.1        Condition of the Leased Property............................................... 23
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           7.2        Use of the Leased Property..................................................... 24
           7.3        Lessor to Grant Easements, Etc................................................. 25
           7.4        Compliance with Ground Lease................................................... 25

ARTICLE VIII......................................................................................... 25

           8.1        Compliance with Legal, Insurance
                        Requirements, Lessor's Insurance and
                        Tax Obligations.............................................................. 25
           8.2        Legal Requirements Covenants....................................................26
           8.3        Environmental Covenants........................................................ 26

ARTICLE IX........................................................................................... 29

           9.1        Maintenance and Repair......................................................... 29
           9.2        Encroachments, Restrictions, Etc............................................... 29

ARTICLE X............................................................................................ 30

           10.1       Alterations.................................................................... 30
           10.2       Salvage........................................................................ 30
           10.3       Joint Use Agreements........................................................... 31

ARTICLE XI........................................................................................... 31

           11.1       Liens.......................................................................... 31

ARTICLE XII.......................................................................................... 31

           12.1       Permitted Contests............................................................. 31

ARTICLE XIII......................................................................................... 32

           13.1       General Insurance Requirements................................................. 32
           13.2       Full Replacement Cost.......................................................... 34
           13.3       Waiver of Subrogation.......................................................... 34
           13.4       Waiver of Coinsurance.......................................................... 34
           13.5       Form Satisfactory, Etc......................................................... 34
           13.6       Increase in Limits............................................................. 35
           13.7       Blanket Policy................................................................. 35
           13.8       No Separate Insurance.......................................................... 35
           13.9       Reports of Insurance Claims.................................................... 35
           13.10      Failure to Obtain Insurance.................................................... 36
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ARTICLE XIV.......................................................................................... 36

           14.1       Insurance Proceeds............................................................. 36
           14.2       Reconstruction in the Event of Damage or
                        Destruction Covered By Insurance............................................. 36
           14.3       Reconstruction in the Event Of Damage or
                        Destruction Not Covered By Insurance......................................... 37
           14.4       Lessee's Personal Property..................................................... 37
           14.5       Abatement of Rent.............................................................. 37
           14.6       Damage Near End of Term. ...................................................... 38
           14.7       Waiver......................................................................... 38

ARTICLE XV........................................................................................... 38

           15.1       Parties' Rights and Obligations................................................ 38
           15.2       Total Taking................................................................... 38
           15.3       Allocation of Award............................................................ 38
           15.4       Partial Taking................................................................. 39
           15.5       Temporary Taking............................................................... 39

ARTICLE XVI.......................................................................................... 40

           16.1       Events of Default.............................................................. 40
           16.2       Remedies....................................................................... 41
           16.3       Waiver......................................................................... 44
           16.4       Application of Funds........................................................... 45
           16.5       Surrender...................................................................... 45

ARTICLE XVII......................................................................................... 45

           17.1       Lessor's Right to Cure Lessee's Default.........................................45

ARTICLE XVIII........................................................................................ 46

           18.1       Exculpation.....................................................................46

ARTICLE XIX.......................................................................................... 46

           19.1       Reit Compliance................................................................ 46
           19.2       Sublease Lessee Limitation..................................................... 47
           19.3       Lessee Ownership Limitation.................................................... 47
           19.4       Lessee Officer and Employee Limitation......................................... 47
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ARTICLE XX........................................................................................... 47

           20.1       Holding Over....................................................................47

ARTICLE XXI.......................................................................................... 48

           21.1       Risk of Loss....................................................................48

ARTICLE XXII......................................................................................... 48

           22.1       Indemnification.................................................................48

ARTICLE XXIII........................................................................................ 49

           23.1       Subletting and Assignment...................................................... 49
           23.2       Attornment..................................................................... 49
           23.3       Management Agreement........................................................... 50

ARTICLE XXIV......................................................................................... 50

           24.1       Officers' Certificates; Financial
                        Statements; Lessor's Estoppel
                        Certificates and Covenants................................................... 50

ARTICLE XXV.......................................................................................... 51

           25.1       Books and Records; Lessor's Right to Inspect....................................51

ARTICLE XXVI......................................................................................... 51

           26.1       No Waiver.......................................................................51

ARTICLE XXVII........................................................................................ 52

           27.1       Remedies Cumulative.............................................................52

ARTICLE XXVIII....................................................................................... 52

           28.1       Acceptance of Surrender.........................................................52

ARTICLE XXIX......................................................................................... 52

           29.1       No Merger of Title..............................................................52
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ARTICLE XXX.......................................................................................... 52

           30.1       Conveyance by Lessor............................................................52

ARTICLE XXXI......................................................................................... 53

           31.1       Quiet Enjoyment.................................................................53

ARTICLE XXXII........................................................................................ 53

           32.1       Notices.........................................................................53

ARTICLE XXXIII....................................................................................... 53

           33.1       Lessor May Grant Liens, Subordination.......................................... 53
           33.2       Lessee's Right to Cure......................................................... 55
           33.3       Breach by Lessor............................................................... 56
           33.4       Lessee's Cooperation........................................................... 56

ARTICLE XXXIV........................................................................................ 56

           34.1       Miscellaneous.................................................................. 56
           34.2       Transition Procedures.......................................................... 56
           34.3       Change of Franchise............................................................ 57
           34.4       Waiver of Presentment, Etc..................................................... 57

ARTICLE XXXV......................................................................................... 58

           35.1       Memorandum of Lease.............................................................58

ARTICLE XXXVI........................................................................................ 58

           36.1       Lessor's Option to Terminate Lease..............................................58

ARTICLE XXXVII....................................................................................... 58

           37.1       Compliance with Franchise Agreement.............................................58
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                                       (v)

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                           PERCENTAGE LEASE AGREEMENT
                           --------------------------


                  THIS PERCENTAGE LEASE AGREEMENT (this "Lease"), made as of the ____ day of ______________, 199_, by and between _______________________, a
___________________________ ("Lessor") and Realty Hotel Lessee Corp., a Nevada corporation ("Lessee"), provides as follows:

                                    ARTICLE I
                                    ---------

                  1.1 GRANT. Lessor, in consideration of the payment of rent by Lessee to Lessor, the covenants and agreements to be performed by Lessee, and upon the terms and conditions hereinafter stated, does hereby rent and lease unto Lessee, and Lessee does hereby rent and lease from Lessor, the Leased Property (as hereinafter defined).

                  1.2 LEASED PROPERTY. The "Leased Property" is comprised of Lessor's interest in the following:


                  (a) the ground leasehold interest described in Exhibit A attached hereto and incorporated herein by reference (the "Land");

                  (b) all buildings, structures and other improvements of every kind including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings, structures and other improvements presently situated upon the Land (collectively, the "Leased Improvements"), including the Facility;

                  (c) all easements, rights and appurtenances relating to the Land and to the Leased Improvements;

                  (d) all equipment, machinery, fixtures, and other items of property required or incidental to the use of the Leased Improvements as a hotel, including all components thereof, now and hereafter permanently affixed to or incorporated in the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, all of which to the greatest extent permitted by law are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively, the "Fixtures");

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                  (e) all existing leases of space within the Leased Property
         (including any security deposits or collateral held by Lessor pursuant thereto), which space leases, if any, are listed on Exhibit B attached hereto and incorporated by reference; and

                  (f) all contract rights, trade names, logos and other intangible property of Lessor with respect to the operation of the existing hotel business conducted on the Leased Property, including without limitation, all rights relating to the Franchise Agreement.

                  (g) the furniture, fixtures and equipment listed or referred to on Exhibit C attached hereto and incorporated by reference.

THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL CURRENT AND FUTURE COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS (NOT LIMITED TO ITEMS OF RECORD) INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF.

                  1.3 TERM. (a) The term of the Lease (the "Term") shall commence on the date that Lessor acquires the Leased Premises (the "Commencement Date") and shall end on December 31, 2006, unless sooner terminated in accordance with the provisions hereof.

                  (b) Subject to the conditions set forth below, Lessee shall have the right, exercisable by delivering written notice to Sublessor at any time during the last twelve (12) months of the Term but in no event later than ninety (90) days prior to the expiration of the Term, to elect to extend the term of this Lease for a period of five (5) years on the same terms and conditions set forth herein except (i) that Lessee shall have no further right to extend the term hereof, and (ii) Base Rent and Percentage Rent shall be adjusted as the parties may agree, and if the parties do not, in the sole discretion of each party, reach agreement on such adjustment in such rent by the expiration of the Term, then the Base Rent for such extended term shall be equal to the greater of (x) the then current Base Rent and (y) one hundred forty percent (140%) of the initial Base Rent set forth above. The parties agree that any adjusted rent calculation shall not be based on the net income or net profits of Lessee.

                  1.4 BUILDING CONTRACTS. Lessee acknowledges and agrees that the Leased Property is subject to the following contracts relating to the use, operation and maintenance thereof:

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                           (a)  Laundry Equipment Lease; and

                           (b) those certain service and other contracts identified on EXHIBIT B attached hereto and made a part hereof (collectively the "Service Contracts").

                  1.5 MANAGEMENT AGREEMENT; ASSIGNMENT AND ASSUMPTION. Upon the execution and delivery of this Lease, (a) Lessee shall enter into the Hotel Management Agreement in the form of EXHIBIT D attached hereto and made a part hereof; (b) all of Lessor's right, title and interest in the Leases shall be assigned to, and assumed by, Lessee, pursuant to an Assignment and Assumption of Leases in the form of EXHIBIT E attached hereto and made a part hereof; and (c) all of Lessor's rights and interests in the Service Contracts shall be assigned to, and assumed by, Lessee pursuant to an Assignment and Assumption of Service Contracts in the form of EXHIBIT F attached hereto and made a part hereof.


                                   ARTICLE II
                                   ----------

                  DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as are at the time applicable, (c) all references in this Lease to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision.

                  "Additional Charges". As defined in Section 3.4.

                  "Affiliate". As used in this Lease the term "Affiliate" of a Person shall mean (a) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any other Person that owns, beneficially, directly or indirectly, five percent (5%) or more of the outstanding capital stock, shares or equity interests of such Person, or (c) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

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                  "Audited Consolidated Financials". Consolidated Financials
audited by a firm of independent certified public accountants acceptable to Lessor in its sole discretion.

                  "Award". Compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                  "Base Rent". The annual sum of $1,000,000, payable in advance in monthly installments as provided in Section 3.1(a), on or before the tenth
(10th) day of each calendar month of the Term; provided however, that the first monthly payment of Base Rent shall be payable on the Commencement Date and that the first and last monthly payments of Base Rent shall be prorated as to any partial month (subject to adjustment as provided in Sections 14.5, 15.2, 15.4, and 15.5).

                  "Business Day". Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in the City of Phoenix, Arizona, or in the municipality wherein the Leased Property is located, are closed.

                  "Capital Expenditures". As defined in Section 3.7.

                  "CERCLA". The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Code". The Internal Revenue Code of 1986, as amended.

                  "Commencement Date". As defined in Section 1.2.

                  "Condemnation". A Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                  "Condemnor". Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

                  "Consolidated Financials". For any fiscal year (or other period for which such statements are prepared) for Lessee and its consolidated subsidiaries, a statement of financial position as of such fiscal year (or other period) end date and statements of operations, cash flows and retained earnings for the fiscal year (or other period) then ended, all in comparative form, together with notes thereto, prepared in accordance with generally accepted accounting principles.

                  "Consolidated Net Worth". The sum of consolidated shareholders' equity of Lessee and any consolidated subsidiaries as shown on the most recent Audited Consolidated Financials.

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                  "Consumer Price Index". The "U.S. City Average, All Items"
Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor (Base: 1982-1984=100), or any successor index thereto. If (i) a significant change is made in the number or nature (or both) of items used in determining the Consumer Price Index, or
(ii) the Consumer Price Index shall be discontinued for any reason, the Lessor shall request that the Bureau of Labor Statistics furnish a new index comparable to the Consumer Price Index, together with information which will make possible a conversion to the new index in computing the adjusted Base Rent hereunder. If for any reason the Bureau of Labor Statistics does not furnish an index and such information, the parties will instead mutually select, accept and use such other index or comparable statistic on the cost of living in Washington, D.C. that is computed and published by an agency of the United States or a responsible financial periodical of recognized authority.

                  "Date of Taking". The date the condemnor has the right to possession of the Property being condemned.

                  "Encumbrance". As defined in Article XXXIV.

                  "Environmental Authority". Any federal, state, local or foreign department, agency or other body or component of any Government that administers, oversees or enforces any Environmental Laws.

                  "Environmental Laws". All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions and duties under the common law relating to occupational health and safety, the protection of human health, and pollution of the indoor and outdoor environment (including without limitation, ambient air, surface water, ground water, (and surface or subsurface strata), including without limitation laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, CERCLA, EPCRA, FIFRA, RCRA, SARA and TSCA.

                  "Environmental Liabilities". Any and all obligations to pay the amount of any judgment or settlement, the cost of complying with any settlement, judgment or order for injunctive or other equitable relief, the cost of compliance or corrective action in response to any notice, demand or request from an Environmental Authority, the amount of any civil penalty or fine or criminal fine, and any court costs and reasonable amounts for attorney's fees, fees for witnesses, consultants and experts, and costs of investigation and preparation for defense of any claim or any Proceeding, regardless of whether such Proceeding is threatened, pending or completed, that may be or have been asserted against or imposed upon Lessor, Lessee, any Predecessor, the Leased Property or any property used therein and arising out of:

                                    (a) Failure of Lessee, any Predecessor or
                  the Leased Property to comply at any time with all Environmental Laws;

                                    (b) Presence of any Hazardous Materials on,
                  in, under, at or in any way affecting the Leased Property;

                                    (c) A Release at any time of any Hazardous
                  Materials on, in, at, under or in any way affecting the Leased Property or any off-site property or facility;

                                    (d) Identification of Lessee, or any
                  Predecessor as potentially responsible party under CERCLA or under any Environmental Law similar to CERCLA;

                                    (e) Presence at any time of any above ground
                  and/or underground storage tanks as defined in RCRA or in any applicable Environmental Law on, in at or under the Leased Property or any off-site property or facility; or

                                    (f) Any and all claims for injury or damage
                  to persons or property arising out of exposure to Hazardous Materials originating or located at the Leased Property, or resulting from operation thereof.

                           "Environmental Liability".  Either of an Identified
Environmental Liability or an Unidentified Environmental Liability.

                           "EPCRA".  The Emergency Planning and Community Right
to Know Act, as amended.

                           "Event of Default".  As defined in Section 16.1.

                           "Facility".  The hotel and/or other facility offering
lodging and other services or amenities being operated or proposed to be operated on the Leased Property which shall be included in the Leased Improvements. The Facility is more particularly described on Exhibit D attached hereto and incorporated by reference.

                           "FIFRA".  The Federal Insecticide, Fungicide, and
Rodenticide Act as amended.

                           "Fiscal Year".  The 12-month period from January 1 to
December 31.

                           "Fixtures".  As defined in Section 1.1.

                           "Food and Beverage Revenues".  Gross revenues,
receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) the sale, for on-site consumption at the Leased Property or through off-site catering services, of food and nonalcoholic beverages, including sales attributable to guest rooms, banquet rooms, meeting rooms, the restaurant, the lounge, the bar and other similar rooms; (ii) the sale of wine, beer, liquor or other alcoholic beverages, including sales attributable to the restaurant, the bar, the lounge, guest rooms, meeting rooms, banquet rooms, off-site catering or any location at the Leased Property; (iii) cover charges and audio-visual rental charges related to banquet, ballroom or meeting room events, and (iv) banquet and meeting room revenues, including room rental charges from such banquet and meeting rooms. Such revenues shall not include the following:

                           (a)  Room and Other Revenues as defined below;

                           (b) Any gratuities or service charges added to a customer's bill or statement in lieu of a gratuity, which gratuity or charge Lessee is obligated to pay to or which was paid directly to an employee;

                           (c) Customary and reasonable credits, rebates, refunds or negative adjustments to guests;

                           (d) Sales taxes and any additional taxes imposed on the sale of alcoholic beverages; and

                           (e) Amounts attributable to customary and reasonable allowances, give aways and promotions.

                           "Franchise Agreement".  The franchise agreements or
license agreements currently in effect with Franchisor, and any amendments, replacements or extensions thereof or other agreements relating thereto hereafter implemented with the prior approval of Lessor, under which the Facility is operated.

                           "Franchisor".  Best Western International, Inc.,
InnSuites Licensing Corp. or such other national hotel franchisor approved by Lessor in accordance with Section 34.3.

                           "Government".  The United States of America, any
state, county, municipality, local government, district or territory thereof, any foreign nation, any state, district, department, territory or other political division thereof, or any administrative agency, board, commission, bureau or political subdivision of any of the foregoing.

                           "Ground Lease".  The ground lease between Lessor and
_______________________ dated as of ________________, as amended, executed with respect to the Land.

                           "Ground Rent".  All rent payable by Lessor as
sublessee with respect to the Ground Lease.

                           "Hazardous Materials".  All chemicals, pollutants,
contaminants, wastes and toxic substances, including without limitation:

                           (a) Solid or hazardous waste, as defined in RCRA or in any Environmental Law;

                           (b) Hazardous substances, as defined in CERCLA or in any Environmental Law;

                           (c) Toxic substances, as defined in TSCA or in any Environmental Law;

                           (d) Insecticides, fungicides, or rodenticides, as defined in FIFRA or in any Environmental Law; and

                           (e) Gasoline or any other petroleum product or byproduct, polychlorinated biphenyls, asbestos, radon and urea formaldehyde.

                           "Impositions".  Collectively, all taxes (including,
without limitation, all personal property, sales and use (including sales, rent or occupancy taxes on Rent), single business, gross receipts, transaction, privilege, rent or similar taxes as the same relate to or are imposed upon Lessee, its personal property or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term), water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the Term may be assessed or imposed on or with respect to or be a lien upon (a) Lessor's interest in the Leased Property, (b) the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Notwithstanding the foregoing, Impositions shall not include (1) any Real Estate Taxes on the Leased Property, (2) any personal property taxes on Lessor's personal property, (3) any tax based on net income (whether denominated as an income, franchise or capital stock or other tax) imposed on Lessor or any other Person other than Lessee and Affiliates of Lessee, (4) any net revenue tax of Lessor or any other Person (other than Lessee or an Affiliate of Lessee), (5) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (6) any single business, gross receipts (other than a tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of this definition, and that is in effect any time during the Term hereof, is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) through (6) is levied, assessed or imposed expressly in lieu thereof.

                           "Indemnified Environmental Liability".  As defined in
Section 8.3.

                           "Indemnified Party; Indemnitee".  Either of a Lessee
Indemnified Party or a Lessor Indemnified Party.

                           "Indemnifying Party".  Any party obligated to
indemnify an Indemnified Party pursuant to Section 8.3 or Article XXII.

                           "Insurance Requirements".  All terms of any
insurance policy required by this Lease, any Franchisor or any Legal Requirement, and all requirements of the issuer of any such policy as to such policy and/or the Leased Property.

                           "Inventory".  All inventories, supplies, guest
supplies, food and beverage inventory, and consumable merchandise used in connection with the operation of the Facility, but excluding all such items to the extent owned by concessionaires, tenants, subtenants, licensees or other Persons occupying all or a portion of the Leased Property as permitted by this Lease.

                           "Land". As defined in Section 1.1(a).

                           "Lease".  This Lease.

                           "Leased Improvements; Leased Property".  Each as
defined in Section 1.1.

                           "Legal Requirements".  All federal, state, county,
municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting either the Leased Property or the maintenance, construction, use or alteration thereof (whether by Lessee or otherwise), whether or not hereafter enacted and in force, including
(a) all Environmental Laws, and (b) any laws, rules or regulations that may (1) require repairs, modifications or alterations in or to the Leased Property or
(2) in any way adversely affect the use and enjoyment thereof; and all permits, licenses and authorizations and regulations relating thereto and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances hereafter created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

                           "Lending Institution".  Any insurance company,
investment banking company, credit company, federally insured commercial or savings bank, national banking association, savings and loan association, employees welfare, pension or retirement fund or system, corporate profit sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, such trust having a net worth of at least $10,000,000 and REMIC, conduit lenders.

                           "Lessee". The Lessee designated on this Lease and its
permitted successors and assigns.

                           "Lessee Indemnified Party".  Lessee and (i) any
Affiliate of Lessee; (ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including a shareholder's interest) in Lessee; (iii) the officers, directors, shareholders, employees, agents and representatives of Lessee; and (iv) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.

                           "Lessee's Personal Property".  As defined in Section
6.2.

                           "Lessor".  The Lessor designated on this Lease and
its successors and assigns.

                           "Lessor Indemnified Party".  Lessor and (i) any
Affiliate of Lessor; (ii) any Person against whom any liability may be asserted as a result of a direct or indirect ownership interest (including an interest as a partner) in Lessor; (iii) the employees, agents and representatives of Lessor;
(iv) Realty ReFund Trust, its officers, trustees, shareholders, employees and agents; and (v) the respective heirs, personal representatives, successors and assigns of any of the foregoing Persons.

                           "Notice".  A notice given pursuant to Article XXXII.

                           "Officer's Certificate".  A certificate of Lessee in
form and substance reasonably acceptable to Lessor signed by the chief operating officer and the chief financial officer or another officer authorized so to sign by the board of directors or by-laws of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any such officer.

                           "Overdue Rate".  On any date, a rate equal to 1% per
month, but in no event greater than the maximum rate then permitted under applicable law.

                           "Partial Fiscal Year".  Any portion of a Fiscal Year
which falls during the Term hereof.

                           "Payment Date".  Any due date for the payment of any
installment of Rent.

                           "Percentage Rent".  As defined in Section 3.1(b).

                           "Person".  Any individual, corporation, general or
limited partnership, limited liability company, limited liability partnership, stock company or association, joint venture, association, company, trust, bank, trust company, land trust, real estate investment trust, business trust, or other entity and government and agency and political subdivision thereof.

                           "Predecessor".  Any Person whose liabilities arising
under any Environmental Law relating to the Leased Property have or may have been retained or assumed by Lessee, either contractually or by operation of law.

                           "Primary Intended Use".  As defined in Section
7.2(b).

                           "Prime Rate".  The rate of interest announced
publicly by Citibank N.A., in New York, New York from time to time, as such bank's base rate. If no such rate is announced or if such rate is discontinued, then such other rate as Lessor may reasonably designate.

                           "Proceeding".  Any judicial action, suit or
proceeding (whether civil or criminal), any administrative proceeding (whether formal or informal), any investigation by a governmental authority or entity (including a grand jury), and any arbitration, mediation or other non-judicial process for dispute resolution.

                           "RCRA".  The Resource Conservation and Recovery Act,
as amended.

                           "Real Estate Taxes".  All real estate taxes
(including any applicable interest and penalties thereon), including general and special assessments, if any, and possessory interest taxes which are imposed upon the Land and/or the Leased Property.

                           "Release".  A "Release" as defined in CERCLA or in
any Environmental Law, unless such Release has been properly authorized and permitted in writing by all applicable Environmental Authorities or is allowed by such Environmental Law without authorizations or permits.

                           "Rent".  Collectively, the Base Rent, Percentage Rent
and Additional Charges.

                           "Room and Other Revenues".  All gross revenues,
receipts and income of any kind (whether on a cash or credit basis) paid, collected or accrued and derived directly or indirectly by Lessee from: (i) the rental of guest rooms; (ii) gift shop operations; (iii) fees collected from telephone, game room and guest laundry services; and (iv) guaranteed no show reservations, space rentals (excluding banquet and meeting room space rentals), discounts earned, vending machines (but only to the extent of the net proceeds therefrom), valet services, movie services (but only to the extent of the net proceeds therefrom), and commissions earned; and (v) all other revenues in connection with the use or operation of the Leased Property and all services or activities provided thereon, including revenue derived from subtenants, concessionaires, and licensees, all as determined in accordance with generally accepted accounting principles. Notwithstanding the previous sentence, Room and Other Revenues shall not include:

                           (a) The amount of any credits, rebates, refunds or adjustments to customers, guests or patrons;

                           (b)  Sales or use taxes;

                           (c)  Interest income;

                           (d) Gratuities paid or payable to Persons other than Lessee or its Affiliate;

                           (e) Gains from the sale of assets out of the ordinary course of business; and

                           (f) Food and Beverage Revenues as defined above.

                           "SARA".  The Superfund Amendments and Reauthorization
Act of 1985, as amended.

                           "State". The State or Commonwealth of the United
States in which the Leased Property is located.

                           "Subsidiaries".  Corporations in which Lessee owns,
directly or indirectly, more than fifty percent (50%) of the voting stock or control, as applicable.

                           "Taking".  A taking or voluntary conveyance during
the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

                           "Term".  As defined in Section 1.3.

                           "TSCA".  The Toxic Substances Control Act, as
amended.

                           "Unavoidable Delay".  A delay due to strikes,
lock-outs, labor unrest, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto to perform any obligations of such party under this Lease.

                           "Uneconomic For Its Primary Intended Use".  A state
or condition of the Facility such that in the good faith judgment of Lessor it is uneconomic to operate the Facility for its Primary Intended Use, taking into account, among other relevant factors, the number of usable rooms and projected revenues.

                           "Uniform System".  The Uniform System of Accounts for
Hotels (8th Revised Edition, 1986) as published by the Hotel Association of New York City, Inc. as same may hereafter be revised.

                           "Unsuitable For Its Primary Intended Use".  A state
or condition of the Facility such that, in the good faith judgment of Lessor, due to casualty damage or loss through Condemnation, the Facility cannot be operated or cannot function as an integrated hotel facility consistent with standards applicable to a well maintained and operated hotel.


                                   ARTICLE III
                                   -----------

                           3.1  RENT.  Lessee will pay to Lessor in lawful money
of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, at Lessor's address set forth in Article XXXII hereof or at such other place or to such other Person, as Lessor from time to time may designate in a Notice, (A) the higher of
(i) Base Rent or (ii) Percentage Rent and (B) Additional Charges, during the Term, as follows:

                           (a)  BASE RENT:  The annual sum of $____________,
payable in advance in consecutive monthly installments, on or before the tenth
(10th) day of each calendar month of the Term ("Base Rent") in an amount equal to the product of the Base Rent multiplied by the applicable Monthly Factor, provided, however, that the first monthly payment of Base Rent shall be payable on the Commencement Date and that the first and last monthly payments of Base Rent shall be prorated as to any partial month (subject to adjustment as provided in Sections 14.5, 15.2, 15.4, and 15.5); and provided, further, that Base Rent shall be increased by increases in CPI as set forth in Subsection (c) below.

                           (b)  PERCENTAGE RENT:  For each Fiscal Year and
Partial Fiscal Year during the Term commencing with the Fiscal Year or Partial Fiscal Year ending December 31, 1997, Lessee shall pay percentage rent ("Percentage Rent"), if such Percentage Rent is in excess of Base Rent for such Fiscal Year or Partial Fiscal Year, in an amount calculated as follows:

               (i) The sum of (A) __% of the first $_________ in Room and Other Revenues for such Fiscal Year or Partial Fiscal Year, (B) __% of all amounts above $_________ up to $_________ in Room and Other Revenues for such Fiscal Year or Partial Fiscal Year, and (C) __% of all Room and Other Revenues in excess of $_________ for such Fiscal Year or Partial Fiscal Year (the preceding dollar figures being referred to hereinafter as the "Threshold Amounts", such Threshold Amounts to be prorated on a per diem basis for any Partial Fiscal Year), plus

               (ii) 5% of all Food and Beverage Revenues in excess of $200,000 for such Fiscal Year or Partial Fiscal Years.

                           (c) CPI ADJUSTMENTS TO THE THRESHOLD AMOUNTS AND BASE
RENT. For each Fiscal Year of the Term beginning on or after January 1, 1998, the Threshold Amounts and Base Rent shall be adjusted from time to time as follows:

         If the most recently published Consumer Price Index as of the last day of the last month (the "Comparison Month") of any Fiscal Year is different than the average Consumer Price Index for the twelve (12) month period prior thereto, each of Base Rent and the Threshold Amount for the next Fiscal Year shall be adjusted by the percentage change in the Consumer Price Index calculated by multiplying the Base Rent and each Threshold Amount by the quotient obtained by dividing the Consumer Price Index for the most recent Comparison Month by the Consumer Price Index for the month which is exactly twelve (12) months prior thereto.

                           Adjustments in the Threshold Amounts and Base Rent
shall be effective on the first day of the first calendar month of the Fiscal Year to which such adjusted Threshold Amounts apply. In the event of casualty and corresponding payment of rent out of the proceeds of rental interruption insurance provided pursuant to Section 13.1(c), the Percentage Rent shall be based upon the higher of (i) actual revenues, (ii) revenues for the same period in the previous Fiscal Year (whether or not during the Term), or (iii) projected revenues used in computing the final insurance settlement.

                           (d)  MONTHLY FACTORS.  For purposes of this Section
3.1, the applicable Monthly Factors shall be as follows:

January   -   .___   April  -  .___    July      -  .___  October   -   .___
February -    .___   May    -  .___    August    -  .___  November  -   .___
March    -    .___   June   -  .___    September -  .___  December  -   .___

                        3.2 PAYMENT OF PERCENTAGE RENT. Percentage Rent shall be due and payable quarterly on or before the thirtieth (30th) day after the last day of each quarter during the Term. Additionally, an Officer's Certificate, setting forth the calculation of such rent payment for such quarter, shall be delivered to Lessor quarterly, together with such quarterly Percentage Rent payment after each quarter of each Fiscal Year (or part thereof) during the Term. Such quarterly payment shall be based on the formula set forth in Section 3.1(b), but, in calculating the Revenue Computations for each quarter, gross Room and Other Revenues for the year to date shall be annualized by dividing such sum by the number of months which have passed year to date (including the current month) and multiplying the result by 12. The resulting Percentage Rent amount shall be multiplied by the number of months that have passed year-to-date (including the current month) and divided by twelve (12). Payments of Base Rent and Percentage Rent for the year to date shall be subtracted from the result to arrive at the Percentage Rent payment due for that quarter. In no event, however, shall the Percentage Rent for any quarter exceed the amount arrived at by applying the sum of the Monthly Factors for the months that comprise the particular quarter to the Annualized Revenue. The Revenue Computations shall be appropriately adjusted to calculate Percentage Rent for partial years. There shall be no reduction in the Base Rent regardless of the result of the Revenue Computations.

                        In addition, on or before March 1 of each year, commencing with March 1, 1998, Lessee shall deliver to Lessor an Officer's Certificate reasonably acceptable to Lessor setting forth the computation (based on audited financial statements of Lessee) of the actual Percentage Rent that accrued for each quarter of the Fiscal Year that ended on the immediately preceding December 31 and shall pay to Lessor, with the delivery of the Officer's Certificate, the amount of Percentage Rent due and payable for the Fiscal Year then ended as shown in the Officer's Certificate, if any, that exceeds the amount actually paid as Percentage Rent by Lessee for such Fiscal Year. If the Percentage Rent actually due and payable for such Fiscal Year is shown by such certificate to be less than the amount actually paid as Percentage Rent for the applicable Fiscal Year, Lessor, at its option, shall reimburse such amount to Lessee or credit such amount against the next quarter's Percentage Rent payments; provided, however, that no Event of Default exists.

                        The obligation to pay Percentage Rent shall survive the expiration or earlier termination of the Term. A final reconciliation, taking into account, among other relevant adjustments, any adjustments which are accrued after such expiration or termination date but which related to Percentage Rent accrued prior to such termination date and Lessee's computation of Percentage Rent due and payable, shall be made not later than ninety (90) days after such expiration or termination date. Within such ninety (90) day period, Lessee shall deliver to Lessor an Officer's Certificate setting forth the final Percentage Rent amount payable to Lessor and payment of the amount due, if any.

                        3.3 CONFIRMATION OF PERCENTAGE RENT. Lessee shall utilize, or cause to be utilized, an accounting system for the Leased Property in accordance with generally accepted accounting principles consistently applied and the Uniform System, that will accurately record all data necessary to compute Percentage Rent, and Lessee shall retain for at least four years after the expiration of each Fiscal Year (and in any event until the reconciliation described in Section 3.2 for such Fiscal Year has been made), reasonably adequate records conforming to such accounting system showing all data necessary to compute Percentage Rent for the applicable Fiscal Years. In the event of a conflict between generally accepted accounting principles and the Uniform System, the Uniform System shall prevail. Lessor (or its accountants or representatives), at its expense (except as provided herein), shall have the right from time to time to audit the information that formed the basis for the data set forth in any Officer's Certificate provided under Section
3.2 and, in connection with such audits, to examine all Lessee's records (including supporting data and sales and excise tax returns) reasonably required to verify Percentage Rent, subject to any prohibitions or limitations on disclosure of any such data under Legal Requirements. If any such audit discloses a deficiency in the payment of Percentage Rent, and either Lessee agrees with the result of such audit or the matter is otherwise determined or compromised, Lessee shall forthwith pay to Lessor the amount of the deficiency, as finally agreed or determined, together with interest calculated at the Overdue Rate from the due date for the last quarterly payment of Percentage Rent for the Fiscal Year to the date of payment thereof; provided, however, that as to any audit that is commenced more than two (2) years after the date Percentage Rent for any Fiscal Year is reported by Lessee to Lessor, the deficiency, if any, with respect to such Percentage Rent, shall bear interest at the Overdue Rate only from the date such determination of deficiency is made unless such deficiency is the result of gross negligence or willful misconduct on the part of Lessee. If any such audit discloses that the Percentage Rent actually due from Lessee for any Fiscal Year exceed those reported by Lessee by more than three percent (3%), Lessee shall pay the cost of such audit and examination. Any proprietary information obtained by Lessor pursuant to the provisions of this Section shall be treated as confidential, except that such information may be used, subject to appropriate confidentiality safeguards, in any litigation between the parties, and except further that Lessor may disclose such information to prospective lenders or purchasers, their respective attorneys, accountants and other representatives, or pursuant to any Legal Requirements. The obligations of Lessee contained in this Section shall survive the expiration or earlier termination of this Lease.

                        3.4 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations, costs and expenses necessary to perform its obligations hereunder and under the Franchise Agreement, and (b) in the event of any failure on the part of Lessee to timely pay any of those items referred to in clause (a) of this Section 3.4, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 3.4 being additional rent hereunder and being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as in the case of non-payment of the Base Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those

Additional Charges that are payable directly to Lessor) shall not be paid on its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease (which charges are not payable to Lessor), Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

                        3.5  ANNUAL REVENUE PROJECTIONS.  No later than thirty
(30) days prior to the commencement of each Fiscal Year, Lessee shall submit Annual Revenue Projections for such Fiscal Year to Lessor. The Annual Revenue Projections shall be subject to Lessor's prior approval as to form and content and shall be in such form and shall contain such information as Lessee included in its annual revenue projections in accordance with its past practice, and shall, in any event, include the following:

                           (a) Lessee's reasonable estimate of Room and Other Revenues for the Fiscal Year itemized on a monthly basis, as such estimates may be revised or replaced from time to time by Lessee; and

                           (b) A projection of the Percentage Rent payable for such Fiscal Year.

                           3.6  ANNUAL CAPITAL EXPENDITURES BUDGET.  Subject to
the provisions of Sections 8.1, 9.2 and 19.1(a), Lessor, at its sole expense, shall be responsible for all Capital Expenditures as defined in this Section 3.6, provided, however, Lessor shall not be obligated to make any Capital Expenditure the need for which Lessor disputes or objects to in good faith. Not later than forty-five (45) days prior to the commencement of each Fiscal Year or Partial Fiscal Year, Lessee shall submit to Lessor for Lessor's approval, Lessee's proposed Annual Capital Expenditures Budget. The Annual Capital Expenditures Budget (the "Capital Expenditures Budget") shall be subject to Lessor's approval and shall contain the following:

                           (a)  Lessee's estimate of the amounts to be expended
during the upcoming Fiscal Year to renew, replace or refurbish FF&E, and a reasonably detailed description of the expenses to be incurred, and Lessee's estimate of the amount that will be expended during the upcoming Fiscal Year on capital repairs, replacements and improvements to the Leased Improvements, together with a reasonably detailed description of the capital repairs, replacements and improvements that will be undertaken. The expenditures referred to in this Section 3.6 are referred to in this Lease as "Capital Expenditures".

                           (b) A capital renewal program showing the major
anticipated Capital Expenditures and that will be incurred over the ensuing three (3) year and five (5) year periods. If Lessor shall not give its approval to the Annual Capital

Expenditures Budget, Lessee shall revise the Annual Capital Expenditures Budget, as may be required to obtain Lessor's consent thereto.

                           3.7  CAPITAL EXPENDITURE FUND.  Lessor shall
establish and maintain an account to provide a reserve for the Capital Expenditures costs at the Facility and each other facility covered by a Percentage Lease. Such Account shall be funded with an initial balance of _____________________ and 00/100 Dollars ($_________) upon or prior to the execution of this Percentage Lease Agreement. In addition, Lessor shall deposit in such account a quarterly amount equal to four percent (4%) of the Room and Other Revenues for each such Facility.

                           3.8  APPLICATION OF CAPITAL EXPENDITURE FUND.  When
amounts are budgeted and agreed to be spent for Capital Expenditures, Lessee shall be responsible for the implementation of the Capital Expenditure program and shall make periodic draws on the Capital Expenditure Fund by the presentation to Lessor of appropriate documentation establishing the amounts to be paid in accordance with the Capital Expenditure Budget, and including such supporting documentation as Lessor may reasonably require. Lessor and Lessee shall cooperate in good faith to accomplish such implementation as quickly as practicable in accordance with sound business practices.

                           3.9  UNBUDGETED CAPITAL EXPENDITURES.  No
disbursements shall be made from the Capital Expenditure Fund which are not in accordance with the Capital Expenditure Budget. However, Lessor and Lessee recognize that, in certain circumstances, Capital Expenditures which were not budgeted may be necessary. In the following circumstances, disbursements shall be made for Capital Expenditures from the Capital Expenditures Fund even though such expenditures were not included in the Capital Expenditure Budget:

                           (i) When Lessor and Lessee agree to an addition to the Capital Expenditure Budget;

                           (ii) When, due to circumstances beyond the control of Lessee or Lessor, expenditures for a project exceed the budgeted amount;

                           (iii) When the Capital Expenditure is necessary on an emergency basis for any reason including the comfort and safety of guests or employees; and

                           (iv) For DE MINIMIS Capital Expenditures not in excess of $10,000 per item and not in excess, on an aggregate basis, of $25,000 per year.

                           3.10  AGENT METHOD FOR PURCHASES OF CAPITAL
EXPENDITURES. (a) Lessor hereby retains Lessee as an independent contractor on the terms contained in this Agreement to act for and on behalf of Lessor as Lessor's agent in connection with the implementation of the Capital Expenditure program for the Facility. Lessee's cost analysis shall be based upon the plans and furnishings set forth in the specifications and other written information agreed to be implemented under the Capital Expenditure Budget. Lessee will be responsible for negotiating purchases of Capital Expenditures on Lessor's behalf. All purchases will be based on Lessee's actual cost, net of trade discounts (including cash discounts, where applicable).

                           (b)  Lessor acknowledges and agrees that purchase
orders relating to any Capital Expenditure for the Project will be executed by Lessee as agent for and on behalf of Lessor. Lessor further acknowledges and agrees that Lessee shall have no liability under this Agreement or otherwise for payment of the Capital Expenditure or for freight or storage related to the Capital Expenditure provided that no expenditures shall be made except in accordance with the Budget and as provided above. All down payments as well as payment of all vendor invoices are the responsibility and obligation of Lessor. Lessor acknowledges that a delay on the part of Lessor relating to any required deposits or payments can result in delivery delays of the Capital Expenditure. The timing of the making of all purchase orders and delivery schedules will be established by mutual agreement of Lessor and Lessee.

                           (c)  Lessee shall not be obligated under any
circumstances to (but in its discretion may) use its own funds for the purpose of making down payments (either at the time purchase orders are processed or otherwise) or making progress or final payments to Capital Expenditure vendors. Taxes, warehouse, delivery, redelivery, restocking, installation and similar charge, including, but not limited to delivery and storage costs, shall be obligations of Lessor and Lessor agrees to perform such obligations in a timely manner. All vendor invoices shall be addressed to and issued directly to Lessor.

                           (d)  Lessor shall designate a representative
authorized to act on its behalf with respect to the Leased Property.

                           (e)  Lessor agrees to reimburse Lessee for all
out-of-pocket expenses (including long distance and messenger fees) incurred by Lessee on behalf of or in connection with the Capital Expenditures for the Facility. All such reimbursements shall be paid monthly as incurred upon receipt of bills or other evidence reasonably satisfactory to Lessor.

                           (f) Lessor shall furnish to Lessee from time to time
all information, take such actions and process such draws as may be reasonably requested by Lessee or otherwise required under this Agreement in a timely manner as reasonably necessary for the orderly progress of work under this Agreement. Lessee shall have no responsibility or be liable in any manner whatsoever for any delay caused by information to be supplied or actions to be taken by Lessor, its agents or other independent contractors working on or at the Facility or caused by Lessor's failure to timely pay vendors.

                           (g) If Lessor desires to change, modify or alter the
quantity or specifications of any Capital Expenditure purchased by Lessee in writing, Lessee will endeavor to satisfy any such request. Lessor acknowledges and understands that Lessee's ability to comply with requested changes, modifications or alterations is subject to acceptance and performance on the part of the vendors and supplier with whom Lessee has entered into agreements for and on behalf of Lessor. Lessee assumes no liability or responsibility for its inability to comply with Lessor's request for changes, modifications or alterations under this paragraph.

                           (h) Lessor acknowledges and agrees that Lessee shall
not be responsible or liable to Lessor for any losses incurred or damages suffered by Lessor due to delays, failures or omissions of third party vendors in delivery of Capital Expenditure. Lessor agrees to hold Lessee harmless for any such losses or damages. Lessor assumes ownership of Capital Expenditure at the time of shipment of Capital Expenditure from any third party vendor or manufacturer and any claims Lessor may have against any freight company in connection with the delivery or shipment of the Capital Expenditure are the responsibility of Lessor.

                           (i)  LESSOR ACKNOWLEDGES AND AGREES THAT LESSEE
MAKES NO WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, RELATING TO QUALITY, FITNESS OR CAPACITY OF THE WORK DONE PURSUANT TO CAPITAL EXPENDITURES. Lessor, as purchaser of the Capital Expenditure, shall have the benefit of any guarantees and warranties, either express or implied, from vendors and suppliers of the Capital Expenditure, but Lessee shall have no liability for any such third party guarantees or warranties. Lessee will use its best efforts on Lessor's behalf to obtain proper service for the replacement or correction of unsatisfactory Capital Expenditure, but Lessee does not warrant its ability to obtain such service and Lessee shall have no obligation or responsibility to replace or correct any such unsatisfactory Capital Expenditure.

                           (j) Except with respect to matters arising from
Lessee's misconduct or Lessee's negligence, Lessor agrees to indemnify and hold Lessee, its directors and officers harmless from and against any and all claims, suits, costs, liabilities, obligations, losses and damages whatsoever arising out of or in connection with the work done pursuant to Capital Expenditures, the use of results of Capital Expenditures in or at the Project and the payment of any and all sales, use or other taxes (excepting federal, state and local income taxes relating to Lessee's business).

                           (k)  Lessor shall be responsible for and shall pay
all applicable sales and use taxes arising as a result of the purchase or use of the Capital Expenditures or Lessor shall deliver appropriate exemption certificates.

                                   ARTICLE IV
                                   ----------

                           4.1 PAYMENT OF TAXES AND IMPOSITIONS. Lessor shall
pay all property taxes (including the items in clauses (1) through (6) of the definition of "Impositions" set forth in Article II). Subject to Article XII relating to permitted contests, each party will pay, or cause to be paid, all Impositions imposed on each of them, respectively, before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to the other party copies of official receipts or other satisfactory proof evidencing such payments; provided, however, Lessee shall pay all Impositions in respect of the Leased Property and this Lease (other than fees, property taxes and taxes imposed on Lessor's income from the Leased Property). Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. Lessee shall file all personal property tax returns in such jurisdictions where it is legally required to so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessor shall provide Lessee with copies of assessment notices in sufficient time for Lessee to file a protest. Lessee may, upon notice to Lessor, at Lessee's option and at Lessee's sole expense, protest, appeal, or institute such other proceedings (in its or Lessor's name) as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments for those Impositions to be paid by Lessee, and Lessor shall fully cooperate with Lessee in such protest, appeal, or other action. Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any claims, obligations, and liabilities against or incurred by Lessor in connection with such cooperation, although Lessee is not liable for the amount of any (i) Real Estate Taxes or (ii) personal property taxes attributable to personal property owned by Lessor. Lessor, however, reserves the right to effect any such protest, appeal or other action and, upon notice to Lessee, shall control any such activity, which shall then go forward at Lessor's sole expense. Upon such notice, Lessee, at Lessor's expense, shall cooperate fully with such activities.

                           4.2  UTILITY CHARGES.  Lessee will be solely
responsible for obtaining utility services to the Leased Property and will pay, or cause to be paid, all charges for electricity, gas, oil, water, sewer and other utilities attributable to, or used on, under or in the Leased Property during the Term as such charges become due.

                           4.3  INSURANCE PREMIUMS.  Lessee will pay or cause
to be paid all premiums for the insurance coverages required to be maintained by it under Article XIII. Lessor shall pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under Article VIII.

                                    ARTICLE V
                                    ---------

                           NO TERMINATION, ABATEMENT, ETC.  Except as otherwise
specifically provided in this Lease, Lessee, to the extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the Rent, or setoff against the Rent, nor shall the obligations of Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, (d) any lawful or unlawful prohibition of, or restriction upon, Lessee's use of Leased Property, or interference with such use, or (e) for any other cause whether similar or dissimilar to any of the foregoing. Lessee hereby specifically waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (1) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (2) abate, reduce, suspend or defer Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.


                                   ARTICLE VI
                                   ----------

                           6.1  OWNERSHIP OF THE LEASED PROPERTY.  Lessee
acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

                           6.2  LESSEE'S PERSONAL PROPERTY.  Throughout the
Term, Lessee will acquire, own, maintain and replace such personal property (other than Capital Expenditures) and Inventory as is required to operate the Leased Property as a hotel and, otherwise, in the manner contemplated by this Lease. At all times during the Term Lessee shall maintain an adequate and customary supply of inventory. Lessee may (and shall as provided herein below), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of personal property (including Inventory) owned by Lessee (collectively, the "Lessee's Personal Property"). Lessee, at the commencement of the Term, and from time to time thereafter, shall provide Lessor with an accurate list of all such items of the Lessee's Personal Property. Lessee may, subject to the conditions set forth in this Section 6.2 and Section 6.3, remove any of Lessee's Personal Property set forth on such list at any time during the Term or upon the expiration or any prior termination of the Term. All of Lessee's Personal Property not removed by Lessee within ten (10) days following the expiration or earlier termination of the Term shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving Notice thereof to Lessee, without any payment to Lessee and without any obligation to account therefor. Lessee will, at its expense, restore the Leased Property to the condition required by Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor. Lessee may make such financing arrangements, title retention agreements, leases or other agreements with respect to the Lessee's Personal Property as it sees fit provided that Lessee first advises Lessor of any such arrangement and such arrangement expressly provides that in the event of Lessee's default thereunder, Lessor may assume Lessee's obligations and rights under such arrangement.


                                   ARTICLE VII
                                   -----------

                           7.1  CONDITION OF THE LEASED PROPERTY.  Lessee
acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is," "where is" and with "all faults," in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. THE LEASED PROPERTY IS DEMISED IN ITS PRESENT CONDITION WITHOUT REPRESENTATION OR WARRANTY (EXPRESSED OR IMPLIED) BY LESSOR AND SUBJECT TO THE RIGHTS OF PARTIES IN POSSESSION, AND TO THE EXISTING STATE OF TITLE INCLUDING ALL CURRENT AND FUTURE COVENANTS, CONDITIONS, RESTRICTIONS, EASEMENTS AND OTHER MATTERS (NOT LIMITED TO ITEMS OF RECORD) INCLUDING ALL APPLICABLE LEGAL REQUIREMENTS, THE LIEN OF FINANCING INSTRUMENTS, MORTGAGES, DEEDS OF TRUST AND SECURITY DEEDS, AND INCLUDING OTHER MATTERS WHICH WOULD BE DISCLOSED BY AN INSPECTION OF THE LEASED PROPERTY OR BY AN ACCURATE SURVEY THEREOF. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Notwithstanding the foregoing, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor in title other than Lessee (or an Affiliate of Lessee which conveyed the Leased Property to Lessor) for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligations and liabilities against or incurred by Lessor in connection with such cooperation. All amounts recovered that are attributable to the period after the Term shall belong to Lessor.

                           7.2  USE OF THE LEASED PROPERTY.  (a)  Lessee
covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property and the Facility under applicable local, state and federal law.

                           (b)  Lessee shall use or cause to be used the Leased
Property only as a hotel facility (including food and beverage operations) of a caliber consistent with its present use, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

                           (c)  Subject to the provisions of Articles XIV and
XV Lessee covenants and agrees that during the Term it will (1) maintain, operate continuously the Leased Property as a hotel facility of the class currently operated at the Leased Property, (2) keep in full force and effect and comply with all the provisions of the Franchise Agreement, (3) not terminate or amend the Franchise Agreement without the consent of Lessor, (4) maintain appropriate certifications and licenses for such use and otherwise comply with all Legal Requirements and (5) seek to maximize the gross revenues generated therefrom consistent with sound business practices.

                           (d)  Lessee shall not commit or suffer to be
committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

                           (e) Lessee shall neither suffer nor permit the Leased
Property or any portion thereof, or Lessee's Personal Property, to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, subject to Lessor's prior consent.

                           (f) Lessee shall not use, generate, handle, dispose
or store Hazardous Materials on the Leased Property, except in the normal course of operations of the Leased Property as a hotel and in compliance with all Environmental Laws.

                           (g) Lessee shall not enter into any collective
bargaining agreements with respect to any of the employees at the Leased Property without the prior consent of Lessor, which shall not be unreasonably withheld or delayed, unless required by law.

                           (h)  Lessee hereby assumes and agrees to perform all
of the obligations of Lessor under all leases in effect at the Leased Property as of the date of commencement of the Term.

                           7.3  LESSOR TO GRANT EASEMENTS, ETC.  Lessor will,
from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments or additions to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any Person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating that such grant, release, dedication, transfer, petition or amendment is beneficial to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

                           7.4  COMPLIANCE WITH GROUND LEASE.  Lessee shall
comply with the provisions of the Ground Lease and shall take no action, or omit to take any action, that would cause or result in any default thereunder.

                                  ARTICLE VIII
                                  ------------

                           8.1  COMPLIANCE WITH LEGAL, INSURANCE REQUIREMENTS,
LESSOR'S INSURANCE AND TAX OBLIGATIONS. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply and cause the Leased Property to comply with all applicable Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property; provided, however, that Lessor shall be responsible for the cost of compliance with Insurance Requirements presented to Lessor in writing including Franchisor requirements which are related to the leased real and personal property, as more fully set forth in Article XIII, and shall be responsible for all Capital Expenditures and the items in clauses (1) through (6) of the definition of "Impositions" set forth in Article II, unless the need for such Capital Expenditure is the result of Lessee's negligence, misconduct or an Alteration made by or commenced by Lessee other than Alterations contained in the Capital Expenditure Budget, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

                           8.2  LEGAL REQUIREMENTS COVENANTS.  Lessee covenants
and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, Permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all Legal Requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all such subtenants, invitees or others to so comply with all Legal Requirements). Lessee may, however, upon prior Notice to Lessor, and subject to the provisions of Article XII, contest the legality or applicability of any such Legal Requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such Legal Requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Facility or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding. If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury to Lessor by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

                           8.3  ENVIRONMENTAL COVENANTS.  In addition to, and
not in diminution of, Lessee's covenants and undertakings in Sections 8.1 and
8.2 hereof, Lessee covenants and undertakes with Lessor as follows:

                           (a)  At all times hereafter until such time as all
liabilities, duties or obligations of Lessee to the Lessor under the Lease have been satisfied in full, Lessee shall fully comply with all Environmental Laws applicable to the Leased Property and the operations thereon, subject to Lessor's obligation to pay for Capital Expenditures, Lessee agrees to give Lessor prompt written notice of (1) all Environmental Liabilities; (2) all pending, threatened or anticipated Proceedings, and all notices, demands, requests or investigations, relating to any Environmental Liability or relating to the issuance, revocation or change in any Environmental Authorization required for operation of the Leased Property; (3) all Releases at, on, in, under or in any way affecting the Leased Property, or any Release known by Lessee at, on, in or under any property adjacent to or near the Leased Property; and (4) all facts, events or conditions that could reasonably lead to the occurrence of any of the above-referenced matters.

                           (b) Lessor hereby agrees to defend, indemnify and
save harmless any and all Lessee Indemnified Parties from and against any and all Environmental Liabilities, other than Environmental Liabilities which were caused by the acts or negligent failures to act of Lessee.

                           (c) Lessee hereby agrees to defend, indemnify and
save harmless any and all Lessor Indemnified Parties from and against any and all Environmental Liabilities caused by the acts or negligent failures to act of Lessee.

                           (d) If any Proceeding is brought against any
Indemnified Party in respect of an Environmental Liability with respect to which such Indemnified Party may claim indemnification under either Section 8.3(b) or
(c) (an "Indemnified Environmental Liability"), the Indemnifying Party, upon request, shall at its sole expense resist and defend such Proceeding, or cause the same to be resisted and defended by counsel designated by the Indemnified Party and approved by the Indemnifying Party, which approval shall not be unreasonably withheld; provided, however, that such approval shall not be required in the case of defense by counsel designated by any insurance company undertaking such defense pursuant to any applicable policy of insurance. Each Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel will be at the sole expense of such Indemnified Party unless such counsel has been approved by the Indemnifying Party, which approval shall not be unreasonably withheld. The Indemnifying Party shall not be liable for any settlement of any such Proceeding made without its consent, which shall not be unreasonably withheld, but if settled with the consent of the Indemnifying Party, or if settled without its consent (if its consent shall be unreasonably withheld), or if there be a final, nonappealable judgment for an adversarial party in any such Proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Parties from and against any liabilities incurred by such Indemnified Parties by reason of such settlement or judgment.

                           For purposes of this Section 8.3, all amounts for
which any Indemnitee seeks indemnification shall be computed net of (a) any actual income tax benefit resulting therefrom to such Indemnitee, (b) any insurance proceeds received (net of tax effects) with respect thereto, and (c) any amounts recovered (net of tax effects) from any third parties based on claims the Indemnitee has against such third parties which reduce the damages that would otherwise be sustained; provided that in all cases, the timing of the receipt or realization of insurance proceeds or income tax benefits or recoveries from third parties shall be taken into account in determining the amount of reduction of damages. Each Indemnitee agrees to use its reasonable efforts to pursue, or assign to Lessee, any claims or rights it may have against any third party which would materially reduce the amount of damages otherwise incurred by such Indemnitee.

                           Notwithstanding anything to the contrary contained
in this Lease, if Lessor shall become entitled to the possession of the Leased Property by virtue of the termination of this Lease or repossession of the Leased Property, then Lessor may assign its indemnification rights under Section
8.3 of this Lease (but not any other rights hereunder) to any Person to whom the Lessor subsequently transfers the Leased Property, subject to the following conditions and limitations, each of which shall be deemed to be incorporated into the terms of such assignment, whether or not specifically referred to therein;

                           (1) The indemnification rights referred to in this section may be assigned only if a known Environmental Liability then exists or if a Proceeding is then pending or, to the knowledge of Lessee or Lessor, then threatened with respect to the Leased Property;

                           (2) Such indemnification rights shall be limited to Indemnified Environmental Liabilities relating to or specifically affecting the Leased Property; and

                           (3) Any assignment of such indemnification rights shall be limited to the immediate transferee of Lessor, and shall not extend to any such transferee's successors or assigns.

                           (e)  At any time any Indemnitee has reason to believe
circumstances exist which could reasonably result in an Indemnified Environmental Liability, upon reasonable prior written notice to Lessee stating such Indemnitee's basis for such belief, an Indemnitee shall be given immediate access to the Leased

Property (including, but not limited to, the right to enter upon, investigate, drill wells, take soil borings, excavate, monitor, test, cap and use available land for the testing of remedial technologies), Lessee's employees, and to all relevant documents and records regarding the matter as to which a responsibility, liability or obligation is asserted or which is the subject of any Proceeding; provided that such access may be conditioned or restricted as may be reasonably necessary to ensure compliance with Legal Requirements and the safety of personnel and facilities or to protect confidential or privileged information. All Indemnitees requesting such immediate access and cooperation shall endeavor to coordinate such efforts to result in as minimal interruption of the operation of the Leased Property as practicable.


                                   ARTICLE IX
                                   ----------

                           9.1  MAINTENANCE AND REPAIR.  (a)  Subject to
Lessor's obligation to make Capital Expenditures and performance of Lessor's obligations under Subsection 9.1(c), Lessee, at its sole expense, shall keep the Leased Property in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof). Except as otherwise provided in Section 9.1(b), Article XIV or Article XV, and subject to Lessor's obligation to make Capital Expenditures, Lessee shall, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior ordinary or extraordinary, foreseen or unforeseen, or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted upon prior written notice to Lessor to prosecute claims against Lessor's predecessors in title for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing or elects to diligently pursue such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                           (b)  Lessee shall, upon the expiration or prior
termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of the Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as provided in Subsection 9.1(a)), damage by casualty or Condemnation, and Lessor's obligations with respect to Capital Expenditures.

                           (c)  Lessor shall be responsible for and pay for
items of a capital nature and to make Capital Expenditures, all as required by and provided in Section 3.6.

                           9.2  ENCROACHMENTS, RESTRICTIONS, ETC.  If, as a
result of any act or omission by Lessee, any of the Leased Improvements, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject (each of the foregoing conditions being referred to herein as an "Encroachment"), then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Improvements for the Primary Intended Use substantially in the manner and to the extent of the Leased Improvements were operated prior to the assertion of such violation, impairment or encroachment. If any such alteration is required for any reason other than Lessee's willful misconduct or gross negligence, the cost of such alterations shall be treated as Capital Expenditures and be performed pursuant to Section 3.6. Any such alteration shall be made in conformity with the applicable requirements of Article X. Nothing contained herein shall be construed as imposing on Lessee any liability for, or responsibility for remedying the effects of, any Encroachment occurring other than as a result of any willful misconduct or gross negligence of Lessee. Lessee's obligations under this Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor.


                                    ARTICLE X
                                    ---------

                           10.1 ALTERATIONS. Lessee shall have the right, but
not the obligation, with the prior approval of Lessor (which approval may not be unreasonably withheld) to make additions, modifications or improvements to the Leased Property in connection with the Primary Intended Use (collectively "Alterations"), provided that such action shall not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not impair the revenue-producing capability of the Leased Property or adversely affect the ability of Lessee to comply with the provisions of this Lease. As a condition of its approval, Lessor may retain the right to separately approve all plans and specifications related to any additions, modifications or improvements. Lessor may further require Lessee to obtain appropriate completion bonds and to provide for the removal of any improvements upon the termination of this Lease. The cost of such Alterations shall, subject to Lessor's obligations to make Capital Expenditures, be paid by Lessee, and all such Alterations shall be included under the terms of this Lease and upon expiration or earlier termination of the Lease shall pass to and become the property of Lessor.

                           10.2  SALVAGE.  All materials which are scrapped or
removed in connection with the making of repairs or alterations required or permitted by Article IX or X shall be or become the property of Lessor or Lessee depending on which party is paying for or providing the financing for such work.

                           10.3  JOINT USE AGREEMENTS.  If Lessee constructs
additional improvements that are connected to the Leased Property or share maintenance facilities, HVAC (as defined in Section 13.1(b)), electrical, plumbing or other systems, utilities, parking or other amenities, the parties shall enter into a mutually agreeable cross-easement or joint use agreement to make available necessary services and facilities in connection with such additional improvements, to protect each of their respective interests in the properties affected, and to provide for separate ownership, use, and/or financing of such improvements.


                                   ARTICLE XI
                                   ----------

                           11.1 LIENS. Subject to the provision of Article XII
relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of
Section 7.3 of this Lease, (d) liens for those Impositions upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXIII hereof, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of
Article XXXIV of this Lease, or result from Lessor's wrongful failure to pay for Capital Expenditures.


                                   ARTICLE XII
                                   -----------

                           12.1  PERMITTED CONTESTS.  Lessee shall have the
right to contest the amount or validity of any Imposition to be paid by Lessee or any Legal Requirement or Insurance Requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance Notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor as Additional Charges at the next Payment Date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such Notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such Notice as is practical under the circumstances. Lessor reserves the right to contest any of the Claims at its expense not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any claims.

                                  ARTICLE XIII
                                  ------------

                           13.1  GENERAL INSURANCE REQUIREMENTS.  Lessee shall
at all times keep the Leased Property and the Facility (including all personal property) insured with the kinds and amounts of insurance described below and in compliance with any Franchise requirements; provided, however, that as to both Lessor's and Lessee's insurance requirements, the kinds and amounts of insurance required are reasonably available for purchase from insurance companies (i) authorized to write insurance in the State and (ii) with a minimum financial stability rating (A.M. Bests Rating) of ["A minus 7"] (or as otherwise reasonably acceptable to Lessor). The insurance shall be maintained in the amounts set forth below with deductibles in amounts reasonably acceptable to Lessor. The policies shall name Lessor and Lessee as insureds or as additional named insureds, as the case may be. Losses shall be payable to Lessor and/or its lenders except that Lessee's Business Interruption Insurance and Personal Property Insurance shall name Lessor as loss payee. Any loss adjustment shall require the written mutual consent of Lessor and Lessee, each acting reasonably and in good faith. Evidence of insurance shall be provided to each party on the date hereof, and evidence of renewal shall be provided, no later than thirty
(30) days prior to expiration of any policy required hereunder. The policies on the Leased Property, including the Leased Improvements, Fixtures and all personal property shall include:

                           (a) Lessor shall provide building insurance on the "Special Form" (formerly "All Risk" form) in an amount and carry such risks as are reasonably acceptable to Lessor, and personal property insurance on its property as is reasonably acceptable to it;

                           (b) Lessor shall provide insurance on the "Comprehensive Coverage Form" for loss or damage (direct and indirect) from steam boilers, pressure vessels, electrical and mechanical systems, heating, ventilation and air conditioning ("HVAC") systems or similar apparatus, now or hereafter installed in the Facility, in an amount reasonably determined by Lessor from time to time;

                           (c) Lessee shall provide loss of income/business interruption insurance/rent insurance on the "Special Form", with proceeds to be in an amount not less than one year of gross rent and other charges hereunder;

                           (d) Lessee shall provide commercial general liability insurance, with amounts not less than [$1,000,000], together with excess liability coverage of not less than [$3,000,000], covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, and "all risk legal liability"

         (including, but not limited to, liquor law or "dram shop" liability), all with respect to Lessor, Lessee and the Leased Property;

                           (e) Except to the extent Lessee is required to pay for the same, or otherwise required to be provided by Lessor hereunder, Lessor shall provide insurance covering such other hazards and in such amounts as may be customary for comparable properties in the vicinity of the Leased Property and reasonably acceptable to Lessor and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State, and each with a minimum financial stability rating (A.M. Bests Rating) of ["A minus 7,"] at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessee;

                           (f) Lessee shall provide fidelity bonds with limits and deductibles as may be reasonably requested by Lessor, covering Lessee's employees and other crime insurance as may be reasonably required by Lessor;

                           (g) Lessee shall provide workmen's compensation insurance to the extent required by law;

                           (h) Lessee shall provide vehicle liability and physical damage insurance for owned, non-owned, and hired vehicles, in the amount of $1,000,000; and

                           (i) Lessee shall provide such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof, consistent with Lessee's and Lessor's obligations hereunder.

                           13.2  FULL REPLACEMENT COST.  The term "full
replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time including an increased cost of construction endorsement, if available, and the cost of debris removal in an amount not to exceed twenty-five percent (25%) of the cost of construction. In the event either party believes that full replacement cost has increased or decreased at any time during the Lease Term, it shall have the right to have such full replacement cost redetermined. Lessee shall obtain such additional insurance as may be required as a result of such redetermination as full replacement cost.

                           13.3  WAIVER OF SUBROGATION.  All insurance policies
covering the Leased Property, the Fixtures, the Facility or any personal property, including, without limitation, contents, fire, property and "special perils" insurance shall expressly waive any right of subrogation on the part of the insurer of one party to this Lease against the other party to this Lease. Such policies will include such waiver clause or endorsement so long as the same are obtainable without unreasonable extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

                           13.4  WAIVER OF COINSURANCE.  All insurance policies
covering the Leased Property, the Fixtures, the Facility or any personal property, and all insurance covering loss of income and business interruption, shall expressly waive any coinsurance penalty and resulting reduction in insurance proceeds, provided that a waiver of coinsurance is applicable with respect to a given insurance policy.

                           13.5  FORM SATISFACTORY, ETC.  All of the policies
of insurance referred to in this Article XIII shall be written in a form satisfactory to Lessor and Lessee and by insurance companies satisfactory to Lessor and Lessee. Each party agrees that it will not unreasonably withhold its approval as to the form of the policies of insurance or as to the insurance companies selected. All premiums therefor, shall be paid and such policies or binders delivered and followed with duplicate policies as issued thereof to the other party prior to their effective date (and, with respect to any renewal policy, thirty (30) days prior to the expiration of the existing policy), and in the event of the failure of the party required to provide such insurance either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof at the times required, the other party shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable upon written demand therefor. Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument, that it will give thirty (30) days' written notice before the policy or policies in question shall be materially altered, not renewed or cancelled.

                           13.6  INCREASE IN LIMITS.  If either Lessor or Lessee
at any time deems the limits of bodily injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried; provided, however, that such limits shall not be reduced below a minimum aggregate limit of $3,000,000. Thereafter, such insurance shall be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.

                           13.7  BLANKET POLICY.  Notwithstanding anything to
the contrary contained in this Article XIII, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance; provided, however, that the coverage afforded will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this Article XIII are otherwise satisfied.

                           13.8  NO SEPARATE INSURANCE.  Neither Lessee nor
Lessor on its own initiative, or pursuant to the request or requirement of any third party, shall (i) take out separate insurance concurrent in form or contributing in the event of loss, with that required in this Article, or (ii) increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, are included therein as additional insureds, and the loss is payable under such additional separate insurance in the same manner as losses are payable under this Lease. The party obtaining such separate insurance shall immediately notify the other party of the obtaining of any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

                           13.9  REPORTS OF INSURANCE CLAIMS.  Lessee shall
promptly investigate and make a written report to the appropriate insurance company as to all accidents, claims for damage relating to the ownership, operation, and maintenance of the Leased Improvements, any damage or destruction to the Leased Improvements and the estimated cost of repair thereof and shall prepare any and all reports required by any insurance company in connection therewith. Lessee shall submit such proposed filings and reports relating to such claims to Lessor for its review and approval, which approval shall not be unreasonably withheld or delayed, prior to submitting same to the appropriate insurance company. All other adjustments, settlements and compromises shall be made only with the prior written consent of Lessor.

                           13.10  FAILURE TO OBTAIN INSURANCE.  In the event
that Lessee shall fail to obtain or maintain any such insurance, Lessor shall have the right but not the obligation, to obtain such insurance and to charge the premium cost of such to Lessee as Additional Charges.


                                   ARTICLE XIV
                                   -----------

                           14.1  INSURANCE PROCEEDS.  All proceeds payable by
reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid by the payor to Lessor. If for any reason such proceeds are paid to any Person other than Lessor, the recipient shall surrender all proceeds to Lessor to be held in trust by Lessor in an interest-bearing account (subject to the provisions of Section 14.6). The net proceeds shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable costs of such reconstruction or repair upon satisfaction of reasonable terms and conditions. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property shall be paid to Lessor. If Lessor is not required to, and elects not to, repair and restore, and the Lease is terminated as described in
Section 14.2(a), all such insurance proceeds shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

                           14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR
DESTRUCTION COVERED BY INSURANCE. (a) If during the Term the Leased Property is totally or partially damaged or destroyed by a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use or following such casualty the Facility is Uneconomic for its Primary Intended Use, Lessor shall, at Lessor's option, either (1) restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease, or (2) terminate this Lease by Notice to Lessee given within ninety
(90) days of the date of such damage or destruction. If Lessor determines to terminate this Lease, the Lease will terminate as of the date specified in Lessor's notice not later than sixty (60) days after such notice without further liability hereunder (other than liability stated to survive the expiration or termination hereof) and Lessor shall be entitled to retain all insurance proceeds.

                           (b)  Except as provided in Section 14.6, if during
the Term the Leased Property is partially damaged or destroyed by a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, provided the Facility is not unecomonic for its Primary Intended Use, Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of this Lease to the extent it can reasonably do so with the net insurance proceeds actually received in respect to such damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, that if Lessor cannot within a reasonable time, obtain all necessary government approvals, including building permits licenses and conditional use permits, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as that existing immediately prior to such damage or destruction and otherwise in accordance with the terms of this Lease, this Lease shall terminate on the date which is thirty (30) days after Lessor shall have notified the Lessee of the passage in such Lessor's reasonable determination of such reasonable period of time.

                           (c) If Lessor elects to repair or restore the Leased
Property, and the cost of the repair or restoration exceeds the net amount of proceeds received by Lessor from the insurance required under Article XIII, Lessor shall be obligated to contribute any excess amounts needed to restore the Leased Property.

                           14.3  RECONSTRUCTION IN THE EVENT OF DAMAGE OR
DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.6 below, if during the Term the Facility is totally or materially destroyed by a risk not covered by the insurance described in Article XIII (whether or not actually obtained or in full force), whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessor at its option shall either (a) repair, rebuild or restore the Facility at Lessor's sole expense to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this Lease, or
(b) terminate this Lease by Notice to Lessee given within ninety (90) days of the date of such destruction and this Lease will terminate as of the date specified in Lessor's notice not later than sixty (60) days after such notice. If such damage or destruction is not material, Lessor shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction and otherwise in accordance with the terms of the Lease.

                           14.4  LESSEE'S PERSONAL PROPERTY.  All insurance
proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property shall be paid to Lessee.

                           14.5  ABATEMENT OF RENT.  In the event of a casualty,
except as otherwise provided herein, this Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease (whether through the payment of insurance proceeds to Lessor or otherwise) shall remain unabated.

                           14.6  DAMAGE NEAR END OF TERM.  Notwithstanding any
provisions of Section 14.2 or 14.3 to the contrary, if damage to or destruction of the Facility occurs during the last twenty-four (24) months of the Term, and such damage or destruction cannot be repaired or restored within the earlier of
(i) twelve (12) months, or (ii) the expiration of the Term, then Lessee shall have the right to terminate this Lease by giving written notice to Lessor within 60 days after the date of damage or destruction, whereupon all accrued Rent shall be paid immediately.

                           14.7  WAIVER.  Lessee hereby waives any statutory
rights of termination that may arise by reason of any damage or destruction of the Facility that Lessor is obligated to restore or may restore under any of the provisions of this Lease.


                                   ARTICLE XV
                                   ----------

                           15.1  PARTIES' RIGHTS AND OBLIGATIONS.  If during
the Term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

                           15.2  TOTAL TAKING. If (i) title to the fee of the
whole of the Leased Property or (ii) the entire ground lease is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property Unsuitable or Uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the date that is thirty
(30) days after the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Rent paid or payable by Lessee

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



hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts. In the event of any such termination, the provisions of Section 15.6 shall apply.

                           15.3  ALLOCATION OF AWARD.  The total Award made
with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the Term of this Lease, shall be solely the property of and payable to Lessor. Any Award made for the taking of Lessee's Personal Property, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings, Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

                           15.4  PARTIAL TAKING.  If title to less than the
whole of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not Uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but each fails to timely elect to terminate this Lease as provided in Section 15.3 hereof, Lessor at its cost (not to exceed the net Condemnation Award) shall with all reasonable dispatch after the payment of such award to Lessor restore the untaken portion of any Leased Improvements so that such Leased Improvements constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to the Condemnation. During and after the restoration of the untaken portion of the Leased Property, Base Rent shall be abated in the manner and to the extent that is fair, just and equitable to both Lessee and Lessor, taking into consideration, among other relevant factors, the number of usable rooms the amount of square footage, and the revenues affected by such partial Taking. In the event Base Rent is abated, the Threshold Amounts shall also be reduced accordingly. If Lessor and Lessee are unable to agree upon the amount of such abatement and for reduction within thirty (30) days after such partial Taking, the matter may be submitted by either party to a court of competent jurisdiction for resolution.

                           15.5  TEMPORARY TAKING.  If the whole or any part
of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amounts of Rent and Additional Charges, but, if the entire Leased Property is so condemned, only to the extent of net proceeds of condemnation awards. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as in this Section 15.5 described, the entire amount of any Award made for such Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessor covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole expense, restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the Term, in which case Lessor shall not be required to make such restoration.


                                   ARTICLE XVI
                                   -----------

                           16.1  EVENTS OF DEFAULT.  If any one or more of the
following events (individually, an "Event of Default") occurs:

                           (a) Lessee fails to make payment of the Base Rent when the same becomes due and payable and such condition continues for a period of ten (10) days after receipt by the Lessee of Notice thereof from Lessor; or

                           (b) Lessee fails to make payment of Percentage Rent when the same becomes due and payable and such condition continues for a period of ten (10) days after receipt by the Lessee of Notice thereof from Lessor; or

                           (c) Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of thirty (30) days after receipt by the Lessee of Notice thereof from Lessor, unless such failure cannot with due diligence be cured within a Period of thirty (30) days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof; provided, however, in no event shall such cure period extend beyond one hundred eighty (180) days after such Notice; or

                           (d) Lessee shall file a petition in bankruptcy or reorganization for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due, or if a petition or answer proposing the adjudication of the Lessee as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Lessee shall be adjudicated a bankrupt and such adjudication shall not be vacated or set aside or stayed within sixty (60) days after the entry of an order in respect thereof, or if a receiver of the Lessee or of the whole or substantially all of the assets of the Lessee shall be appointed in any proceeding brought by the Lessee or if any such receiver, trustee or liquidator shall be appointed in any proceeding brought against the Lessee and shall not be vacated or set aside or stayed within sixty (60) days after such appointment; or

                           (e) without Lessor's consent, Lessee is liquidated or dissolved or begins proceedings toward such liquidation or dissolution, or, in any manner, permits the sale or divestiture of substantially all of its assets; or

                           (f) the estate or interest of Lessee in the Leased Property or any part thereof is voluntarily or involuntarily transferred, assigned, conveyed, levied upon or attached in an proceeding (unless Lessee is contesting such lien or attachment in good faith in accordance with Article XII hereof); or

                           (g) except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operation of the Leased Property for a period in excess of ten (10) consecutive days;

                           (h) the Franchise Agreement with respect to the Facility on the Leased Premises is terminated by the Franchisor as a result of any action or failure to act by the Lessee; or

                           (i) Lessee shall breach the terms of Section 7.2(f),
         Article 19, Section 23.1. or Section 24.2;

then, and in any such event, Lessor may, so long as such Event of Default continues, exercise one or more remedies available to it herein or at law or in equity including, but not limited to, its right to terminate this Lease by giving Lessee the shortest Notice of such termination permitted by law.

                           If litigation is commenced with respect to any
alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

                           No Event of Default (other than a failure to make a
payment of money) shall be deemed to exist under clause (c) during any time the curing thereof is prevented by an Unavoidable Delay, provided that upon the cessation of such unavoidable Delay, Lessee remedies such default or Event of Default without further delay.

                           16.2  REMEDIES.  (a)  If any one or more Events of
Default shall occur and be continuing, then Lessor shall have the right, in addition to all other rights or remedies available at law or in equity, at its election:

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



                           (i) To give Lessee written notice of Lessor's intention to terminate this Lease on the earliest date permitted by law or on any later date specified in such notice, in which case Lessee's right to possession of the Leased Property shall cease and this Lease will be terminated on such date, except as to liability of Lessee expressly, stated herein to survive the termination of this Lease, including, without limitation, liability pursuant to Section 16.2(d); or

                           (ii) Without further demand or notice, to reenter and take possession of the Leased Property or any part of the Leased Property, repossess the same, expel Lessee and those claiming through or under Lessee, and remove the effects of both or either, using such force for such purposes as may be Lawful and necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears or future payments of Base Rent, Percentage Rent, Additional Charges or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

                           (iii) To cure any Event of Default and to charge Lessee for the cost of effecting such cure, including, without limitation, reasonable attorneys fees and interest on the amount so advanced at the overdue Rate, provided that Lessor shall have no obligation to cure any such Event of Default.

                           (b)  Should Lessor elect to reenter as provided in
Section 16.2(a)(ii), or should Lessor take possession pursuant to legal proceedings or pursuant to any notice provided by law while an Event of Default is continuing, Lessor may, from time to time, without terminating this Lease, relet the Leased Property or any part of the Leased Property in Lessor's or Lessee's name, but for the account of Lessee, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Lease) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Leased Improvements) as Lessor, in its reasonable discretion, may determine and Lessor may collect and receive the rent. No such reentry or taking possession of the Leased Property by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee. No notice from Lessor under this Article 16 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Lessor to terminate this Lease unless such notice specifically so states. Lessor reserves the right following any such reentry or reletting to exercise its right to terminate this Lease by giving Lessee such written notice, in which event this Lease will terminate as specified in such notice.

                           (c) In the event that Lessor does not elect to
terminate this Lease as permitted in Section 16.2(a)(i), but elects instead to take possession as provided in Section 16.2(a)(ii), Lessee shall pay to Lessor Base Rent, Percentage Rent, Additional Charges and other sums as provided in this Lease which would be payable under this Lease if such repossession had not occurred, less the net proceeds, if any, of any reletting of the Leased Property, after deducting all of Lessor's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting. If, in connection with any reletting, the new lease term extends beyond the existing Term of this Lease, or the premises covered by such new lease include other premises not part of the Leased Property, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Paragraph will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Lessee shall pay such rent and other sums to Lessor monthly on the date on which the Base Rent and Additional Charges, and, in the case of Percentage Rent, quarterly on the day on which Percentage Rent, would have been payable under this Lease if possession had not been retaken, and Lessor shall be entitled to receive such rent and other sums from Lessee on each such day.

                           (d) If an Event of Default has occurred and this
Lease is terminated by Lessor, Lessee shall remain liable to Lessor for damages in an amount equal to Base Rent, Percentage Rent, Additional Charges and other amounts which would have been owing by Lessee for the balance of the Term of this Lease had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Property by Lessor subsequent to such termination, after deducting all of Lessor's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Section 16.2(c) (which expenses, if the reletting is for a term that will extend beyond the existing Term, will be apportioned as described in Section 16.2(c)). Lessor shall be entitled to collect such damages from Lessee monthly on the day on which Base Rent or Additional Changes, and quarterly on the day on which Percentage Rent would have been payable under this Lease if this Lease had not been terminated, and Lessor shall be entitled to receive such Base Rent and other amounts from Lessee on each such day. Alternatively, at the option of Lessor, in the event this Lease is so terminated, Lessor shall be entitled to recover against Lessee as damages for loss of the bargain and not as a penalty:

                           (i) The worth at the time of award of the unpaid Base Rent and Percentage Rent which had been earned at the time of termination;

                           (ii) The worth at the time of award of the amount, if any, by which the unpaid Base Rent, Percentage Rent and all Additional Charges which would have been earned after termination until the time of award exceeds the amount of rental loss that Lessee proves could have been reasonable avoided;

                           (iii) The worth at the time of award of the amount, if any, by which the unpaid Base Rent, Percentage Rent and Additional Charges for the balance of the Term (had the same not been so terminated by Lessor) after the time of award exceeds the amount of such rental loss during such period that Lessee proves could be reasonably avoided; and

                           (iv) Any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and
(ii) above shall be computed by adding interest from the date of termination until the time of the award computed at the Overdue Rate on the date on which this Lease is terminated. The worth at the time of award of the amount referred to in clause (iii) above shall be computed by using a discount rate of the Federal Reserve Bank of New York at the time of the award plus one percent (1%).

                           (e) Percentage Rent for the purposes of this Section
16.2 shall be a sum equal to (i) the average of the annual amounts of the Percentage Rent for the three (3) Fiscal Years immediately preceding the Fiscal Year in which the termination, re-entry or repossession takes place, or (ii) if three (3) Fiscal Years shall not have elapsed, the average of the Percentage Rent during the preceding Fiscal Years during which the Lease was in effect, or
(iii) if one (1) Fiscal Year has not elapsed, the amount derived by analyzing the Percentage Rent from the effective date of this Lease.

                           (f)  Any suit or suits for the recovery of the
amounts and damages set forth in Sections 16.2(c) or (d) may be brought by, Lessor, from time to time, at Lessor, a election, and nothing in this Lease will be deemed to require Lessor to await the date upon which this Lease or the Term of this Lease would have expired had there occurred no Event of Default. Each right and remedy provided for in this Lease as a result of the occurrence of a default is cumulative and is in addition to every other right or remedy provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or after the date of the commencement of the Term existing at law or in equity or by statute or otherwise. All costs incurred by Lessor in collecting any amounts and damages owing by Lessee pursuant to the provisions of this Lease or to enforce any provision of this Lease, including, but not limited to, reasonable attorneys' fees and related costs, whether or not one or more actions are commenced by Lessor, shall also be recoverable by Lessor from Lessee.

                           (g) Lessor shall have no obligation to mitigate
damage following the occurrence of an Event of Default.

                           16.3  WAIVER.  Lessee hereby waives, to the extent
permitted by applicable law, (a) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article 16; (b) the benefit of any laws now or hereafter in any force exempting property from liability for rent or for debt; (c) any equity of redemption; and (d) except as provided herein, any presentations, demands for payment or for performance, or notice of non-performance.

                           16.4  APPLICATION OF FUNDS.  Any payments received
by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall, to the extent permitted by applicable law, be applied to Lessee's obligations in the order that Lessor may determine, in Lessor's discretion.

                           16.5  SURRENDER.  If an Event of Default occurs (and
the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section 16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor to do so, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to rights of any hotel guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable law for service of notice to reenter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.


                                  ARTICLE XVII
                                  ------------

                           17.1  LESSOR'S RIGHT TO CURE LESSEE'S DEFAULT.  If
Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of the Franchise Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and, subject to Section 16.2, take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorney's fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.


                                  ARTICLE XVIII
                                  -------------

                           18.1  EXCULPATION.  In the event of (a) a sale or
transfer of all or any part of the Leased Property (by operation of law or otherwise), (b) the making of a lease of all or substantially all of the Leased Property or (c) a sale or transfer (by operation of Law or otherwise) of the leasehold estate under any such lease, (i) the seller, transferor or lessor, as the case may be, shall be and hereby is automatically and entirely released and discharged, from and after the date of such sale, transfer or lease, of all liability in respect of the performance of any of the terms of this Lease on the part of Lessor thereafter to be performed and (ii) the term "Lessor" shall thereafter mean only the purchaser, transferee or lessee, as the case may be, and the covenants and agreements of Lessor shall thereafter be binding upon such purchaser, transferee or lessee.

                           Lessee shall look solely to Lessor's estate and
interest in the Leased Property for the satisfaction of any right of Lessee for the collection of a judgment or other judicial process or arbitration award requiring the payment of money by Lessor, and no other property or assets of Lessor. Lessor's agents, incorporators, subscribers, shareholders, officers, directors, members, partners, principals (disclosed or undisclosed) an affiliates, whether directly or through Lessor or through any receiver, assignee, trustee in bankruptcy or through anyone else, shall not be subject to levy, lien, execution, attachment, or other enforcement procedure for the satisfaction of Lessee's rights and remedies under of with respect to or arising from or in connection with this Lease.

                                   ARTICLE XIX
                                   -----------

                           19.1  REIT COMPLIANCE.  Lessee acknowledges that the
general partner of the general partner of Lessor (the "REIT") intends to continue to qualify as a real estate investment trust under the Code, and that pursuant to Lessor's limited partnership agreement, Lessor may not take or omit to take any action, or engage in any business or business transaction or relationship, that would or could result in the REIT being disqualified from treatment as a real estate investment trust. As a material inducement to Lessor to enter into this Lease, Lessee hereby agrees that it shall not take or omit to take any action, or engage in any business or business transaction or relationship, that would or could result in the REIT being disqualified from treatment as a real estate investment trust under the Code. Without limiting the generality of the foregoing, Lessee agrees that:

                           (A)  PERSONAL PROPERTY LIMITATION.  Anything
contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to Lessee under this Lease at the beginning and at the end of any Fiscal Year shall not exceed 15% of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of such Fiscal Year. This Section 19.1(a) is intended to ensure that the Rent qualifies as "rents from real property," within the meaning of Section 856(d) of the Code, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

                           (B)  SUBLEASE RENT LIMITATION.  Anything contained in
this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of the sublessee, or (ii) any other formula such that any portion of the Rent would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto.

                           19.2  SUBLEASE LESSEE LIMITATION.  Anything contained
in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any Person in which Realty ReFund Trust, owns, directly or indirectly a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provisions thereto.

                           19.3  LESSEE OWNERSHIP LIMITATION.  Anything
contained in this Lease to the contrary notwithstanding, neither Lessee or an Affiliate of Lessee shall acquire, directly or indirectly, a 10% or more interest in Realty ReFund Trust, within the meaning of Section 856(d)(2)(B) of the Code, or any similar or successor provision thereto.

                           19.4  LESSEE OFFICER AND EMPLOYEE LIMITATION.  If a
Person serves as both (a) a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property) and (b) a trustee and officer (or employee) of the REIT, that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property). Furthermore, if a Person serves as both (a) a trustee of the REIT and (b) a director and officer (or employee) of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property), that Person shall not receive any compensation for serving as a director of Lessee (or any Person who furnishes or renders services to the tenants of the Leased Property, or manages or operates the Leased Property).

                                   ARTICLE XX
                                   ----------

                           20.1  HOLDING OVER.  If Lessee for any reason
remains in possession of the Leased Property after the expiration or earlier termination of the Term, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month the aggregate of 105% of
(a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last Fiscal Year of the Term, (b) all Additional Charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenants at sufferance, to continued occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                   ARTICLE XXI
                                   -----------

                           21.1 RISK OF LOSS. During the Term, the risk of loss
or of decrease in the enjoyment and beneficial use of the Leased Property in consequences of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequences of foreclosures, attachments, levies or executions is retained by Lessor, and, in the absence of negligence, misconduct or breach of this Lease by Lessee, Lessee shall in no event be answerable or accountable therefor.


                                  ARTICLE XXII
                                  ------------

                           22.1  INDEMNIFICATION.  Notwithstanding the existence
of any insurance provided for in Article XIII, and without regard to the policy limits of any such insurance, Lessee will protect, indemnify, hold harmless and defend any Lessor Indemnified Party from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against any Lessor Indemnified Party by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair or negligence by Lessee, its agents, invitees, employees or guests, or any other person other than Lessor, of the Leased Property or Lessee's Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee, including Lessee's failure to perform obligations (other than Condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, (e) the nonperformance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder, and (f) the sale of or consumption of alcoholic beverages on or in the Leased Property, (g) claims of Franchisor and Managers. Any amounts that become payable by Lessee under this Article shall be paid within ten days after demand therefor by Lessor, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the expiration of such ten (10) day period date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Lessor Indemnified Party or may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying any Lessor Indemnified Party against its own grossly negligent acts or omissions or willful misconduct.

                           Lessor shall indemnify and hold any Lessee
Indemnified Party from and against any and all liabilities, losses, interest, damages, costs or expenses (including, without limitation, reasonable attorneys' fees) assessed against, levied upon or collected from any Lessee Indemnified Party arising out of the negligence, misconduct or breach of this Lease by Lessor.

                           Lessee's and Lessor's liability under the provisions
of this Article shall survive any termination of this Lease.

                                  ARTICLE XXIII
                                  -------------

                           23.1  SUBLETTING AND ASSIGNMENT.  Except as
expressly permitted herein, Lessee shall not mortgage, assign, sublet, or otherwise transfer its interest in the Facility and, subject to the provisions of Article XIX and Section 23.2 and any other express conditions or limitations set forth herein, Lessee may, but only with the prior written consent of Lessor, which may be granted or withheld in Lessor's sole and absolute discretion, (a) assign this Lease, (b) sublet all or any part of the Leased Property, or (c) sublet any retail or restaurant portion of the Leased Improvements in the normal course of the Primary Intended Use; provided that any subletting to any party other than an Affiliate of Lessee shall not individually as to any one such subletting, or in the aggregate, materially diminish the actual or potential Rent payable under this Lease. In the case of a subletting, the sublessee shall comply with the provisions of Section 23.2, and in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be, and become, jointly and severally liable with Lessee for the performance thereof. An original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance satisfactory to Lessor, shall be delivered promptly to Lessor. In case of either an assignment or subletting made during the Term, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder.

                           23.2  ATTORNMENT.  Lessee shall insert in each
sublease permitted under Section 23.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) if this Lease terminates before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the sublessee receives a written Notice from Lessor or Lessor's assignees, if any, stating that an uncured Event of Default exists under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

                           23.3  MANAGEMENT AGREEMENT.  Notwithstanding anything
contained in this Article XXIII to the contrary, Lessee may, with the prior written consent of Lessor (which consent may be withheld in the sole and absolute direction of Lessor), enter into an agreement (a "Management Agreement") with any third party to assign responsibility for the management and/or operation of all or any part of the Leased Property, including any retail or restaurant portion of the Leased Improvements, provided, however, that Lessee shall not enter into any Management Agreement which will materially diminish the actual or potential Rent payable under this Lease. Notwithstanding the above, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. Lessor hereby consents to Lessee's entering into a Management Agreement with InnSuites Innternational Hotels, Inc.


                                  ARTICLE XXIV
                                  ------------

                           24.1  OFFICERS' CERTIFICATES; FINANCIAL STATEMENTS;
LESSOR'S ESTOPPEL CERTIFICATES AND COVENANTS. (a) At any time and from time to time upon not less than twenty (20) days Notice by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the Rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor or Lessor's lender. Any such certificate furnished pursuant to this Article may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

                           (b) Lessee will furnish the following statements to
Lessor:

                           (1) on or before the twentieth (20th) day of each month, a detailed profit and loss statement for the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, and such other information as may be requested by Lessor or required by Lessor's lender, each in form acceptable to Lessor; and

                           (2) the most recent Consolidated Financials of Lessee within forty-five (45) days after each quarter of any Fiscal Year (or, in the case of the final quarter in any Fiscal Year, the most recent Audited Consolidated Financials of Lessee within ninety (90) days) after such final quarter; and

                           (3) with reasonable promptness, such information respecting the financial condition and affairs of Lessee as may be requested by Lessor.

                           (c) At any time and from time to time upon not less
than twenty (20) days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which Rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.


                                   ARTICLE XXV
                                   -----------

                           25.1  BOOKS AND RECORDS; LESSOR'S RIGHT TO INSPECT.
Lessee shall keep full and adequate books of account and other records reflecting the results of operation of the Facility on an accrual basis, all in accordance with the Uniform System and generally accepted accounting principles. The books of account and all other records relating to or reflecting the operation of the Facility shall be available to Lessor and its representatives and its auditors or accountants, at all reasonable times for examination, audit, inspection and transcription. All of such books and records pertaining to the Facility including, without limitation, books of account, guest records and front office records, at all times shall be the property of Lessee, (subject to the terms of Section 35.2) but shall not be removed from the Facility or Lessee's offices by Lessee without Lessor approval.

                           Lessee shall permit Lessor and its authorized
representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.


                                  ARTICLE XXVI
                                  ------------

                           26.1  NO WAIVER.  No failure by Lessor or Lessee to
insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.


                                  ARTICLE XXVII
                                  -------------

                           27.1  REMEDIES CUMULATIVE.  To the extent permitted
by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                 ARTICLE XXVIII
                                 --------------

                           28.1 ACCEPTANCE OF SURRENDER. No surrender to Lessor
of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                  ARTICLE XXIX
                                  ------------

                           29.1  NO MERGER OF TITLE.  There shall be no merger
of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly:
(a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


                                   ARTICLE XXX
                                   -----------

                           30.1 CONVEYANCE BY LESSOR. If Lessor or any successor
owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.


                                  ARTICLE XXXI
                                  ------------

                           31.1  QUIET ENJOYMENT.  So long as Lessee pays all
Rent as the same becomes due and complies with all of the terms of this Lease and performs its obligations hereunder, in each case within the applicable grace periods, if any, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances subject to which the Leased Property was conveyed to Lessor or hereafter consented to by Lessee or provided for herein. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Section.

                                  ARTICLE XXXII
                                  -------------

                           32.1 NOTICES. All notices, demands, requests,
consents, approvals and other communications ("Notice" or "Notices") hereunder shall be in writing and personally served, mailed (by registered or certified mail, return receipt requested and postage prepaid) or sent by facsimile transmission, addressed to Lessor at c/o Realty ReFund Trust, 1750 Huntington Building, 925 Euclid Avenue, Cleveland, Ohio 44115, Attention: Mr. Gregory D. Bruhn, with copy to James B. Aronoff, Esq., Thompson Hine & Flory LLP, 3900 Key Center, 127 Public Square, Cleveland, Ohio 44114-1216, and addressed to Lessee at 1615 E. Northern Avenue, Suite 105, Phoenix, Arizona 85020, Attention: Mr. J.R. Chase and Mr. Kevin Fell, with a copy to Mr. James F. Wirth at the same address, or to such other address or addresses as either party may hereafter designate, Notice by personal delivery or facsimile transmission shall be effective upon receipt, and Notice given by mail shall be complete at the time of deposit in the U.S. Mail system, but any prescribed period of Notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such Notice given by mail shall be extended five days.


                                 ARTICLE XXXIII
                                 --------------

                           33.1  LESSOR MAY GRANT LIENS, SUBORDINATION.  Without
the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist, modify or extend any lien, encumbrance, superior lease or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereof or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease and Lessee's interest herein shall be subordinate to each and every Encumbrance unless the holder thereof elects otherwise.

                           (a)  The subordination provisions herein contained
shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Lessee shall execute and deliver promptly any certificate that Lessor or its successors in interest may request. Lessee hereby constitutes and appoints Lessor or its successors in interest as Lessee's attorney-in-fact to execute and deliver any such certificate or certificates for and on behalf of Lessee. Notwithstanding any provision in this Lease or any separate agreement with Lessee, Lessee covenants and agrees that Lessee shall not do any act, or refrain from doing any act, if doing such act, or refraining from doing such act, would constitute a default or breach of any Encumbrance.

                           (b)  This Lease has been, or may be, assigned as
collateral security. After Lessee receives notice of such assignment and so long as the obligations secured by such assignment remain outstanding, Lessee (i) will not pay any Rent under this Lease more than thirty (30) days in advance of its due date without the prior written consent of the holder of any such assignment (the

"Assignee"), (ii) will not surrender or consent to the modification of any of the terms of the Lease nor to the termination hereof by Lessor without the Assignee's prior written consent, (iii) will continue to pay Rent under this Lease to the Lessor or as directed by Lessor in accordance with the terms of this Lease (unless and until notified otherwise in writing by the Assignee in case of an event of default under the Assignee's mortgage or other Encumbrance, in which event Lessee will pay the rent due under this Lease directly to the Assignee or the Assignee's designee) and (iv) will not seek to terminate this Lease or seek or assert any set-off or counterclaim against Rent by reason of any act or omission of the Lessor, until Lessee shall have given written notice of such act or omission to the Assignee (at the Assignee's last address furnished to Lessee) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Assignee shall have the right, but shall not be obligated, to remedy such act or omission. Any payments made to the Assignee by Lessee shall not affect or impair the other rights and remedies the Assignee may have under said mortgage or Encumbrance or otherwise against the Lessor.

                           (c)  Lessee agrees, at the election of the holder of
any interest superior to this Lease pursuant to the terms hereof ("Holder") to fully and completely attorn to, from time to time, and to recognize Holder or any person, or such person's successors or assigns, who acquires the interest of Lessor under the Lease as Lessee's lessor under this Lease (collectively, "Successor Landlord") upon the then executory terms of this Lease. The foregoing provisions of this paragraph shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, the Lease may automatically terminate, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Lessee however, upon demand of any such Successor Landlord agrees to execute, from time to time, lessor or any instruments to evidence and confirm the provisions of this paragraph, satisfactory to lessor or any such Successor Landlord. Upon such attornment and the acceptance thereof in writing by such Successor Landlord, this Lease shall continue in full force and effect as a direct lease between such Successor Landlord and Lessee upon all of the then executory terms of the Lease, except that such Successor Landlord shall not be:

                           (i) liable for any act or omission of any prior lessor (including Lessor); or

                           (ii) liable for the return of any security deposit (unless actually received by such Successor Lessor); or

                           (iii) bound by any waiver or forbearance of any prior lessor (including Lessor); or

                           (iv) be liable for any damages or other relief attributable to any latent or patent defects in construction; or

                           (v) bound by any covenant to perform or complete any construction or to pay any sum to Lessee; or

                           (vi) subject to any offsets or defenses which might have against any prior Lessor (including Lessor); or

                           (vii) bound by any Rent which Lessee might have paid for more than the current quarter to any prior lessor (including Lessor); or

                           (viii) bound by any amendment or modification of the Lease made without its consent.

                           (d) Lessor shall request of each Holder that such
Holder enter into a so-called "non-disturbance agreement" with Lessee on such Holder's standard form, and Lessor shall use best efforts to obtain such non-disturbance agreement.

                           33.2  LESSEE'S RIGHT TO CURE.  Subject to the
provisions of Section 33.3, if Lessor breaches any covenant to be performed by it under this Lease, Lessee, after Notice to and demand upon Lessor, without waiving or releasing any obligation hereunder, and in addition to all other remedies available to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All sums so paid by Lessee and all costs and expenses (including, without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand or, following entry of a final, nonappealable judgment against Lessor for such sums, may be offset by Lessee against the Base Rent payments next accruing or coming due. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 34.2 shall survive the termination of this Lease with respect to the Leased Property.

                           33.3  BREACH BY LESSOR.  It shall be a breach of this
Lease if Lessor: [(i)] fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured without a period of thirty (30) days, in which case such failure shall not be deemed to continue if Lessor, within such thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof, or [(ii) defaults under the Ground Lease if such default is not cured within thirty (30) days after Notice thereof from the ground lessor of the Ground Lease.] The time within which Lessor shall be obligated to cure any such failure also shall be subject to extension of time due to the occurrence of any Unavoidable Delay.

                           33.4  LESSEE'S COOPERATION.  In connection with the
termination of this Lease due to the expiration of the Term or otherwise, Lessee shall cooperate with Lessor in transferring possession of the Leased Property to a new tenant, including, without limitation, cooperating with the transfer of any licenses or permits necessary for the operation of the Facility.


                                  ARTICLE XXXIV
                                  -------------

                           34.1  MISCELLANEOUS.  Anything contained in this
Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State but not including its conflicts of laws rules.

                           34.2  TRANSITION PROCEDURES.  Upon the expiration or
termination of the Term of this Lease, for whatever reason, Lessor and Lessee shall do the following (and the provisions of this Section 35.2 shall survive the expiration or termination of this Lease until they have been fully performed) and, in general, shall cooperate in good faith to effect an orderly transition of the management of the Facility.

                           (a)  TRANSFER OF LICENSES.  Upon the expiration or
earlier termination of the Term, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee, to the extent assignable or transferable, the Franchise Agreement, any liquor licenses, and all other licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Facility (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor of Lessor's nominee of any applications for, all Licenses; provided, in either case, except in the case of a termination resulting from an Event of Default by Lessee, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

                           (b) LEASES AND CONCESSIONS. Lessee shall assign to
Lessor or Lessor's nominee simultaneously with the termination of this Lease, and the assignee shall assume any and all subleases and concession agreements in effect with respect to the Facility which Lessor elects to have assigned and to assume.

                           (c) BOOKS AND RECORDS. Any and all books, records
files and keys for the Facility kept by Lessee pursuant to this Lease or otherwise shall be delivered promptly to Lessor or Lessor's nominee, simultaneously with the termination of this Agreement, but such books and records shall thereafter be available to Lessee at all reasonable times for inspection, audit, examination, and transcription for a period of three (3) years and Lessee may retain (on a confidential basis) copies or computer records thereof.

                           (d)  TRANSITION ADJUSTMENTS.  Lessee shall pay all
accounts payable and accrued expenses relating to the Leased Property as of the date of termination of this Lease, to the extent such accounts payable and accrued expenses are required to be paid by Lessee under this Lease, and Lessee shall be entitled to receive and retain all accounts receivable, and an amount equal to all prepaid expenses paid by Lessee, as of the date of this termination. All advance bookings deposits and credits shall be paid to Lessor.

                           (e) The provisions of this Section 34.2 shall survive
the termination or expiration of this Lease.

                           34.3  CHANGE OF FRANCHISE.  Lessee may not change
the existing franchise covering the Leased Property with the prior written consent of Lessor, which consent may be given or withheld at Lessor's sole discretion.

                           34.4  WAIVER OF PRESENTMENT, ETC.  Lessee waives all
presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation or incurring of new or additional obligations, except as expressly granted herein.


                                  ARTICLE XXXV
                                  ------------

                           35.1  MEMORANDUM OF LEASE.  Lessor and Lessee shall
promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.


                                  ARTICLE XXXVI
                                  -------------

                           36.1  LESSOR'S OPTION TO TERMINATE LEASE.  In the
event Lessor enters into a bona fide contract to sell the Leased Property to a non-Affiliate, Lessor may terminate the Lease by giving not less than thirty (30) days' prior Notice to Lessee of Lessor's election to terminate this Lease effective upon the closing under such contract. In the event a closing under such contract does not occur, this Lease shall continue to be in full force and effect. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease. As compensation for the early termination of its leasehold estate under this Article XXXVI, Lessor shall within ninety (90) days of such closing pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale of the Leased Property.

                           For the purposes of this Article, fair market value
of the leasehold estate means, as applicable, an amount equal to the price that a willing buyer not compelled to buy would pay a willing seller not compelled to sell for Lessee's leasehold estate under this Lease provided, however, that such amount shall not be less than six percent (6%) of the total of Room and Other Revenues for the twelve (12) months immediately preceding such termination nor more than $300,000.00.


                                 ARTICLE XXXVII
                                 --------------

                           37.1  COMPLIANCE WITH FRANCHISE AGREEMENT.  To the
extent any of the provisions of the Franchise Agreement impose a greater obligation on Lessee than the corresponding provisions of this Lease, then Lessee shall be obligated to comply with, and the provisions of this Lease are deemed modified to the extent necessary to comply with, the provisions of the Franchise Agreement, it being the intent of the parties hereto that Lessee comply in every respect with the provisions of the Franchise Agreement so as to avoid any default thereunder. In addition, and notwithstanding any other provisions to the contrary contained in this Lease, in the event that Franchisor terminates the Franchise Agreement for any reason Lessor shall have the right to terminate this Lease in which case neither party shall thereafter have any liability to the other, provided, however, should Lessor elect to terminate this Lease, due to a termination of the Franchise Agreement for other than a default by Lessee under Section 16.1(h) of this Lease, then Lessor shall pay a termination fee equal to two and one-half percent (2.50%) of the total of Room and Other Revenues for the twelve (12) months immediately preceding such termination.

                           IN WITNESS WHEREOF, the parties have executed this
Lease under seal by their duly authorized officers as of the date first above written.

                                "LESSOR"

                                ___________________________, a ________


                                By:
                                  ---------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                          -------------------------------------

                                "LESSEE"

                                REALTY HOTEL LESSEE CORP., a Nevada
                                corporation


                                By:
                                   --------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                [CORPORATE SEAL]

                              SCHEDULE OF EXHIBITS
                              --------------------


A.      Description of Land

B.      Schedule of Leases and Service Contracts

C.      Inventory of Furniture, Fixtures and Equipment

D.      Hotel Management Agreement

E.      Assignment and Assumption of Leases

F.      Assignment and Assumption of Service Contracts

G.      Memorandum of Lease

                                    EXHIBIT A
                                    ---------

                               DESCRIPTION OF LAND
                               -------------------

                                    EXHIBIT B
                                    ---------

                    SCHEDULE OF LEASES AND SERVICE CONTRACTS
                    ----------------------------------------

                                    EXHIBIT C
                                    ---------

                 INVENTORY OF FURNITURE, FIXTURES AND EQUIPMENT
                 ----------------------------------------------

                                    EXHIBIT D
                                    ---------

                           HOTEL MANAGEMENT AGREEMENT
                           --------------------------

                                    EXHIBIT E
                                    ---------

                       ASSIGNMENT AND ASSUMPTION OF LEASES
                       -----------------------------------


                           THIS ASSIGNMENT AND ASSUMPTION OF LEASES is
made as of the ____ day of ____________, 199_, by and between ____________________, a ____________________________ ("Assignor"), and REALTY
HOTEL LESSEE CORP., a Nevada corporation ("Assignee").


                              W I T N E S S E T H:
                              -------------------

                           WHEREAS, Assignor, as Lessor, and Assignee, as
Lessee, entered into that certain Percentage Lease Agreement of even date herewith (the "Lease Agreement"), relating to that certain hotel building known as the ______________________________ (the "Hotel Building"), situated on certain real property located in _______________, ______________ as described on EXHIBIT A attached hereto and made a part hereof (the "Land"); and

                           WHEREAS, the Lease Agreement contemplates that
Assignor shall assign to Assignee all its right, title and interest in the certain leases and other instruments relating to the Hotel Building;

                           NOW, THEREFORE, in consideration of the mutual
agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

                           1.  ASSIGNMENT.  Assignor hereby gives, grants,
bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in and to the following instruments (collectively the "Lease Instruments"):

                           (a)  [List Leases]

                           2.  ASSUMPTION.  Assignee hereby accepts the
foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations under each of the Lease Instruments which arise on and after the Effective Date and are to be observed, performed and fulfilled by the sublessor named therein on and after the Effective Date in the same manner and to the same extent as if Assignee were the sublessor named therein.

                           3.  INDEMNIFICATION.  (a)  Assignor hereby
indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including, without limitation, reasonable attorneys fees, which Assignee may or shall incur under the Lease Instruments by reason of any failure or alleged failure of Assignor to have complied with or to have performed, before the Effective Date, the obligations of the sublessor thereunder which were to be performed before the Effective Date.

                           (b)  Assignee hereby indemnifies Assignor, and agrees
to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under the Lease Instruments by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all the obligations of the sublessor thereunder which are to be performed on or after the Effective Date.

                           4.  EFFECTIVE DATE.  The "Effective Date", as used
herein, shall mean the date upon which this document is fully executed and delivered.

                           5.  SUCCESSORS AND ASSIGNS.  The terms and conditions
of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                           IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be duly executed as of the date set forth above.

                                "ASSIGNOR"

                                _________________________, a ____________


                                By:
                                   --------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                "ASSIGNEE"

                                REALTY HOTEL LESSEE CORP., a Nevada
                                corporation


                                By:
                                   --------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                            [CORPORATE SEAL]

STATE OF _______________               )
                                       )  SS:
COUNTY OF _____________                )

                           BEFORE me, a Notary Public in and for said County and
State, personally appeared __________________, ____________ of ____________, who
acknowledged that he did sign the foregoing instrument for and on behalf of ___________________ and that the same is his free act and deed individually and as such officer and the free act and deed of ________________.

                           IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at ______________, _________________ this ____ day of
______________, 199_.

                                                --------------------------------
                                                Notary Public
                                                                         (Seal)

STATE OF _______________               )
                                       )  SS:
COUNTY OF ______________               )

                           BEFORE me, a Notary Public in and for said County
and State, personally appeared ___________________, _____________ of REALTY HOTEL LESSEE CORP., a Nevada corporation, who acknowledged that he did sign the foregoing instrument on behalf of such corporation and that the same is his free act and deed individually and as such officer and the free act and deed of such corporation.

                           IN TESTIMONY WHEREOF, I have hereunto set my hand and
official seal at ______________, ________________ this ____ day of ____________,
199_.

                                                --------------------------------
                                                Notary Public
                                                                          (Seal)

This instrument prepared by:
James B. Aronoff, Esq.
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio  44114-1216

                                    EXHIBIT F
                                    ---------

                            ASSIGNMENT AND ASSUMPTION
                            -------------------------
                                       OF
                                       --
                           SERVICE AND OTHER CONTRACTS
                           ---------------------------



                           THIS ASSIGNMENT AND ASSUMPTION OF SERVICE
AND OTHER CONTRACTS is made as of the ____ day of _______________, 199_, by and between _________________________________________________, a ___________________
___________ ("Assignor"), and REALTY HOTEL LESSEE CORP., a Nevada corporation ("Assignee").

                              W I T N E S S E T H:

                           WHEREAS, Assignor, as Lessor, and Assignee, as
Lessee, entered into that certain Percentage Lease Agreement of even date herewith (the "Lease Agreement"), relating to that certain hotel building known as the ______________________________ (the "Hotel Building"), situated on certain real property located in _______________, ______________ as described on EXHIBIT A attached hereto and made a part hereof (the "Land"); and

                           WHEREAS, the Lease Agreement contemplates that
Assignor shall assign and convey to Assignee all its right, title and interest in certain service and other contracts upon the consummation of the transactions set forth in the Lease Agreement;

                           NOW, THEREFORE, in consideration of the mutual
agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties hereto, Assignor and Assignee do hereby agree as follows:

                           1.  ASSIGNMENT.  Assignor hereby assigns to Assignee,
its successors and assigns, as of the Effective Date (as hereinafter defined), all of Assignor's right, title and interest in and to each of the service and other contracts relating to the Hotel Building as set forth on EXHIBIT A attached hereto and made a part hereof (the "Contracts").

                           2.  ASSUMPTION.  Assignee hereby accepts the
foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, on and after the Effective Date, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of each of the Contracts which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee, instead of Assignor, were originally named therein.

                           3.  INDEMNIFICATION.  (a)  Assignor hereby
indemnifies Assignee, and agrees to defend and hold harmless Assignee from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys fees, which Assignee may or shall incur under any of the Contracts by reason of any failure or alleged failure of Assignor to have complied with or to have fully performed, before the Effective Date, all obligations on its part to have been performed, complied with or discharged under any of the terms and conditions contained in any of the Contracts which were to be performed before the Effective Date.

                           (b)  Assignee hereby indemnifies Assignor, and
agrees to defend and hold harmless Assignor from and against any and all liability, loss, damage and expense, including without limitation reasonable attorneys' fees, which Assignor may or shall incur under any of the Contracts by reason of any failure or alleged failure of Assignee to comply with or to perform, on or after the Effective Date, all obligations on its part to be performed or complied with under any of the terms and conditions contained in any of the Contracts which are to be performed on or after the Effective Date.

                           4.  EFFECTIVE DATE.  The "Effective Date", as used
herein, shall mean the date upon which this document is fully executed and delivered.

                           5.  SUCCESSORS AND ASSIGNS.  The terms and conditions
of this agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                           IN WITNESS WHEREOF, the parties hereto have caused
this instrument to be duly executed as of the day and year first set forth above.

                               "ASSIGNOR"

                               __________________________, a ___________________


                               By:
                                  ---------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                               "ASSIGNEE"

                               REALTY HOTEL LESSEE CORP., a Nevada
                               corporation


                               By:
                                  ---------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                            [CORPORATE SEAL]

                                    EXHIBIT A
                                    ---------

                     Schedule of Service and Other Contracts

                                    EXHIBIT G
                                    ---------

                               MEMORANDUM OF LEASE
                               -------------------




                                       -1-